                GOLDEN BOOKS PUBLISHING COMPANY, INC., as issuer

                                       AND

                          THE GUARANTORS NAMED HEREIN

                                       AND

                           HSBC BANK USA, as Trustee

                               -------------------

                                    INDENTURE

                        Dated as of           , 1999
                                    ----------

                               -------------------

                                   $87,000,000

                        10% Senior Secured Notes Due 2004

                              CROSS-REFERENCE TABLE

TIA Section                                                  Indenture Section
-----------                                                  -----------------

310 (a) (1)...............................................................7.10
(a) (2)...................................................................7.10
(a) (3)...................................................................N.A.
(a) (4)...................................................................N.A.
(a) (5)...................................................................7.10
(b)..........................................................7.08; 7.10; 13.02
(c).......................................................................N.A.
311 (a)...................................................................7.11
(b).......................................................................7.11
(c).......................................................................N.A.
312 (a)...................................................................2.05
(b)......................................................................13.03
(c)......................................................................13.03
313 (a)...................................................................7.06
(b) (1)..................................................................12.03
(b) (2)...................................................................7.06
(c)................................................................7.06; 13.02
(d).......................................................................7.06
314 (a)............................................................4.10; 13.02
(b)......................................................................12.02
(c) (1)............................................................7.02; 13.04
(c) (2)............................................................7.02; 13.04
(c) (3)...................................................................N.A.
(d)........................................................12.03, 12.04, 12.05
(e).......................................................................N.A.
(f).......................................................................N.A.
315(a).................................................................7.01(b)
(b)................................................................7.05; 12.02
(c)....................................................................7.01(a)
(d)....................................................................7.01(c)
(e).......................................................................6.11
316(a) (last sentence)....................................................2.09
(a) (1) (A)...............................................................6.05
(a) (1) (B)...............................................................6.04
(a) (2)...................................................................N.A.
(b).......................................................................6.07
317 (a) (1)...............................................................6.08
(a) (2)...................................................................6.09
(b).......................................................................2.04

318 (a)..................................................................13.01
(c)......................................................................13.01


-------------------------

N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                              TABLE OF CONTENTS

                                                                          Page

ARTICLE ONE       DEFINITIONS AND INCORPORATION BY REFERENCE.................1
      SECTION 1.01.     Definitions..........................................1
      SECTION 1.02.     Incorporation by Reference of TIA...................13
      SECTION 1.03.     Rules of Construction...............................13

ARTICLE TWO       THE SENIOR NOTES..........................................14
      SECTION 2.01.     Form and Dating.....................................14
      SECTION 2.02.     Execution and Authentication........................14
      SECTION 2.03.     Registrar and Paying Agent..........................15
      SECTION 2.04.     Paying Agent to Hold Assets in Trust................16
      SECTION 2.05.     Securityholder Lists................................16
      SECTION 2.06.     Transfer and Exchange...............................16
      SECTION 2.07.     Replacement Senior Notes............................17
      SECTION 2.08.     Outstanding Senior Notes............................17
      SECTION 2.09.     Treasury Senior Notes...............................18
      SECTION 2.10.     Temporary Senior Notes..............................18
      SECTION 2.11.     Cancellation........................................18
      SECTION 2.12.     Defaulted Interest..................................19
      SECTION 2.13.     CUSIP Number........................................19

ARTICLE THREE     REDEMPTION................................................19
      SECTION 3.01.     Notices to Trustee..................................19
      SECTION 3.02.     Selection of Senior Notes to Be Redeemed............20
      SECTION 3.03.     Notice of Redemption................................20
      SECTION 3.04.     Effect of Notice of Redemption......................21
      SECTION 3.05.     Deposit of Redemption Price.........................21
      SECTION 3.06.     Senior Notes Redeemed in Part.......................21
      SECTION 3.07.     Optional Redemption.................................22
      SECTION 3.08.     Mandatory Redemption................................22
      SECTION 3.09.     Mandatory Redemption Upon Asset Sale................22

ARTICLE FOUR      COVENANTS.................................................22
      SECTION 4.01.     Payment of Senior Notes.............................22
      SECTION 4.02.     Maintenance of Office or Agency.....................23
      SECTION 4.03.     Limitation on Restricted Payments...................23
      SECTION 4.04.     Maintenance of Net Worth............................23
      SECTION 4.05.     Corporate Existence.................................26
      SECTION 4.06.     Payment of Taxes and Other Claims...................26

      SECTION 4.07.     Maintenance of Properties and Insurance.............27
      SECTION 4.08.     Compliance Certificate; Notice of Default...........27
      SECTION 4.09.     Compliance with Laws................................28
      SECTION 4.10.     Commission Reports..................................29
      SECTION 4.11.     Waiver of Stay, Extension or Usury Laws.............29
      SECTION 4.12.     Limitation on Transactions with Affiliates..........29
      SECTION 4.13.     Limitation on Incurrences of Additional Indebtedness30
      SECTION 4.14.     Limitation on Payment Restrictions Affecting
                         Subsidiaries.......................................31
      SECTION 4.15.     Limitation on Liens.................................31
      SECTION 4.16.     Restrictions on Sale and Ownership of Subsidiaries..31
      SECTION 4.17.     Limitation on Change of Control.....................32
      SECTION 4.18.     Limitation on Asset Sales...........................33
      SECTION 4.19.     Guarantees of Certain Indebtedness..................34
      SECTION 4.20.     Limitation on License Agreements and
                        Distribution Agreements.............................35
      SECTION 4.21.     Subsidiaries........................................35
      SECTION 4.22.     After Acquired Collateral...........................35

ARTICLE FIVE      SUCCESSOR CORPORATION.....................................36
      SECTION 5.01.     Limitation on Merger, Etc...........................36
      SECTION 5.02.     Successor Corporation Substituted...................37

ARTICLE SIX       DEFAULT AND REMEDIES......................................38
      SECTION 6.01.     Events of Default...................................38
      SECTION 6.02.     Acceleration........................................40
      SECTION 6.03.     Other Remedies......................................41
      SECTION 6.04.     Waiver of Past Defaults.............................41
      SECTION 6.05.     Control by Majority.................................41
      SECTION 6.06.     Limitation on Suits.................................42
      SECTION 6.07.     Rights of Holders to Receive Payment................42
      SECTION 6.08.     Collection Suit by Trustee..........................42
      SECTION 6.09.     Trustee May File Proofs of Claim....................43
      SECTION 6.10.     Priorities..........................................43
      SECTION 6.11.     Undertaking for Costs...............................43
      SECTION 6.12.     Event of Default from Willful Action................44
      SECTION 6.13.     Rights and Remedies Cumulative......................44
      SECTION 6.14.     Delay or Omission Not Waiver........................44

ARTICLE SEVEN     TRUSTEE...................................................44
      SECTION 7.01.     Duties of Trustee...................................45
      SECTION 7.02.     Rights of Trustee...................................46
      SECTION 7.03.     Individual Rights of Trustee........................46
      SECTION 7.04.     Trustee's Disclaimer................................47

      SECTION 7.05.     Notice of Default...................................47
      SECTION 7.06.     Reports by Trustee to Holders.......................47
      SECTION 7.07.     Compensation and Indemnity..........................47
      SECTION 7.08.     Replacement of Trustee..............................48
      SECTION 7.09.     Successor Trustee by Merger, Etc....................49
      SECTION 7.10.     Eligibility; Disqualification.......................49
      SECTION 7.11.     Preferential Collection of Claims Against
                        Publishing..........................................49

ARTICLE EIGHT     LEGAL DEFEASANCE AND COVENANT DEFEASANCE..................50
      SECTION 8.01.     Option to Effect Legal Defeasance or Covenant
                        Defeasance..........................................50
      SECTION 8.02.     Legal Defeasance and Discharge......................50
      SECTION 8.03.     Covenant Defeasance.................................50
      SECTION 8.04.     Conditions to Legal or Covenant Defeasance..........51
      SECTION 8.05. Deposited U.S. Legal Tender and U.S. Government Obligations to be Held in Trust; Other
                        Miscellaneous Provisions............................52
      SECTION 8.06.     Repayment to Publishing.............................53
      SECTION 8.07.     Reinstatement.......................................53

ARTICLE NINE      AMENDMENTS, SUPPLEMENTS AND WAIVER........................54
      SECTION 9.01.     Without Consent of Holders..........................54
      SECTION 9.02.     With Consent of Holders.............................55
      SECTION 9.03.     Compliance with TIA.................................56
      SECTION 9.04.     Revocation and Effect of Consents...................57
      SECTION 9.05.     Notation on or Exchange of Senior Notes.............57
      SECTION 9.06.     Trustee to Sign Amendments, Etc.....................58

ARTICLE TEN       MEETINGS OF SECURITYHOLDERS...............................58
      SECTION 10.01.    Purposes for Which Meetings May Be Called...........58
      SECTION 10.02.    Manner of Calling Meetings..........................58
      SECTION 10.03.    Call of Meetings by Publishing or Holders...........59
      SECTION 10.04.    Who May Attend and Vote at Meetings.................59
      SECTION 10.05.    Regulations May Be Made by Trustee; Conduct of the
                        Meeting; Voting Rights; Adjournment.................59
      SECTION 10.06.    Voting at the Meeting and Record to Be Kept.........60
      SECTION 10.07.    Exercise of Rights of Trustee or Securityholders
                        May Not Be Hindered or Delayed by Call of Meeting...61

ARTICLE ELEVEN    GUARANTEE OF SENIOR NOTES.................................61
      SECTION 11.01.    Unconditional Guarantee.............................61
      SECTION 11.02.    Seniority of Guarantee..............................62
      SECTION 11.03.    Severability........................................62
      SECTION 11.04.    Release of a Guarantor..............................63

      SECTION 11.05.    Limitation of Guarantor's Liability.................63
      SECTION 11.06.    Guarantors May Consolidate, etc., on Certain Terms..63
      SECTION 11.07.    Contribution........................................64
      SECTION 11.08.    Waiver of Subrogation...............................64
      SECTION 11.09.    Execution of Guarantee..............................65
      SECTION 11.10.    Guarantee Unconditional, Etc........................65
      SECTION 11.11.    Additional Guarantors...............................66
      SECTION 11.12.    Waiver of Stay, Extension or Usury Laws.............66

ARTICLE TWELVE    COLLATERAL AND SECURITY...................................67
      SECTION 12.01.    Collateral Agreements...............................67
      SECTION 12.02.    Recording and Opinions..............................67
      SECTION 12.03.    Release of Collateral...............................68
      SECTION 12.04.    Certificates of Publishing..........................69
      SECTION 12.05.    Certificates of the Trustee.........................69
      SECTION 12.06.    Authorization of Actions to be Taken by the Trustee
                        Under the Collateral Agreement......................69
      SECTION 12.07.    Authorization of Receipt of Funds by the Trustee
                        Under the Collateral Agreement......................70
      SECTION 12.08.    Termination of Security Interest....................70

ARTICLE THIRTEEN        MISCELLANEOUS.......................................70
      SECTION 13.01.    TIA Controls........................................70
      SECTION 13.02.    Notices.............................................70
      SECTION 13.03.    Communications by Holders with Other Holders........71
      SECTION 13.04.    Certificate and Opinion as to Conditions Precedent..72
      SECTION 13.05.    Statements Required in Certificate or Opinion.......72
      SECTION 13.06.    Rules by Trustee, Paying Agent, Registrar...........72
      SECTION 13.07.    Legal Holidays......................................73
      SECTION 13.08.    Governing Law.......................................73
      SECTION 13.09.    No Adverse Interpretation of Other Agreements.......73
      SECTION 13.10.    No Recourse Against Others..........................73
      SECTION 13.11.    Successors..........................................73
      SECTION 13.12.    Duplicate Originals.................................73
      SECTION 13.13.    Severability........................................74
      SECTION 13.14.    Table of Contents, Headings, Etc....................74

SIGNATURES..................................................................75

Exhibit A - Form of Note...................................................A-1

      Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

            INDENTURE dated as of _________________, 1999 among GOLDEN BOOKS PUBLISHING COMPANY, INC., a Delaware corporation ("Publishing"), the GUARANTORS (as defined below), and HSBC BANK USA, as Trustee (the "Trustee").

            Publishing has duly authorized the creation of an issue of 10% Senior Secured Notes due __________, 2004 (the "Senior Notes"), and, to provide therefor, Publishing has duly authorized the execution and delivery of this Indenture. The Senior Notes will be secured by a lien and security interest in the Collateral (as defined) maintained with the Collateral Agent (as defined) pursuant to the terms of the Collateral Agreements (as defined). The Senior Notes will be jointly and severally guaranteed, on an unconditional senior secured basis, by the Guarantors (as defined). All things necessary to make the Senior Notes, when duly issued and executed by Publishing, and authenticated and delivered hereunder, the valid obligations of Publishing and the Guarantors and to make this Indenture a valid and binding agreement of Publishing and the Guarantors, have been done.

            Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of Publishing's 10% Senior Secured Notes due 2004 and any additional Senior Notes issued pursuant to this Indenture:


                                  ARTICLE ONE

                  DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.     Definitions.

            "ADJUSTED NET ASSETS" of a Person at any date shall mean the lesser of the amount by which (i) the fair value of the property of such Person exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and calculated in accordance with the definition of Indebtedness), but excluding liabilities under the Guarantee, of such Person at such date and (ii) the present fair salable value of the assets of such Person at such date exceeds the amount that will be required to pay the probable liability of such Person on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Person in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee, as they become absolute and matured.

            "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Section 4.12 hereof, the term "Affiliate" shall include any Person who, as a result of any transaction described therein, would become an Affiliate.

            "AFFILIATE TRANSACTION" shall have the meaning provided in Section 4.12.

            "AGENT" means any Registrar, Paying Agent or co-Registrar.

            "ASSET SALE" means, for any Person, any direct or indirect sale, transfer, issuance, conveyance, lease (other than operating leases entered into in the ordinary course of business), assignment, or other disposition or series of sales, transfers or other dispositions (including, without limitation, by merger or consolidation, pursuant to any sale and leaseback transaction or by exchange of assets and whether by operation of law or otherwise) made by such Person or any of its Subsidiaries to any Person of any assets of such Person or any of its Subsidiaries including, without limitation, assets consisting of any Capital Stock, Partnership Interest or other securities held by such Person or any of its Subsidiaries, and any Capital Stock or Partnership Interest issued by any Subsidiary of such Person (but not including any Capital Stock or Partnership Interest issued by such Person). Notwithstanding the foregoing, "Asset Sale" shall not include (i) sales of products and services in the ordinary course of business or (ii) with respect to Parent or any of its Subsidiaries, sales or other dispositions of capital assets which are obsolete or otherwise no longer necessary for the business of any such Person, but only to the extent that the aggregate proceeds received from the sale or other disposition of any such assets do not exceed $250,000 in any Yearly Period.

            "ASSET SALE CLOSING DATE" shall have the meaning provided in Section 4.18.

            "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

            "BOARD OF DIRECTORS" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person duly authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

            "BOARD RESOLUTION" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

            "BUSINESS DAY" means a day that is not a Saturday, Sunday or a day on which banking institutions in New York City are not required to be open.

            "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock of such Person, including Preferred Stock.

            "CAPITALIZED LEASE OBLIGATION" means obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations determined in accordance with GAAP.

            "CASH EQUIVALENTS" means (i) obligations issued or unconditionally guaranteed by the United States of America or any agency thereof, or obligations issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, (ii) commercial paper rated the highest grade by Moody's Investors Service, Inc. and Standard & Poor's Ratings Service and maturing not more than one year from the date of creation thereof, (iii) time deposits with, and certificates of deposit and banker's acceptances issued by, any bank having capital surplus and undivided profits aggregating at least $500 million and maturing not more than one year from the date of creation thereof, (iv) repurchase agreements that are secured by a perfected security interest in an obligation described in clause (i) and are with any bank described in clause (iii) and (v) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Ratings Service.

            "CHANGE OF CONTROL" means one of (i) the acquisition after the Issue Date, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by any Person or entity or any group of Persons or entities who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act) of any securities of Publishing or Parent such that, as a result of such acquisition, such Person, entity or group either (a) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, more than 50% of Publishing's or Parent's then outstanding voting securities entitled to vote on a regular basis for a majority of the Board of Directors of Publishing or Parent (or in the event of a merger or consolidation of Publishing or Parent with or into any Person, more than 50% of the surviving entity's then outstanding voting securities entitled to vote on a regular basis for a majority of the Board of Directors of such surviving entity) or (b) otherwise has the ability to elect, directly or indirectly, a majority of the members of Publishing's or Parent's Board of Directors; or (ii) a change in the composition of the Board of Directors of Publishing or Parent such that a majority of the members of the Board of Directors of Publishing or Parent are not Continuing Directors; or (iii) an Asset Sale of all or substantially all of the assets of Parent, Publishing and their Subsidiaries (taken as a whole) to any Person that is not either Publishing or Parent.

            "CHANGE OF CONTROL OFFER" shall have the meaning provided in Section 4.17.

            "CHANGE OF CONTROL PAYMENT" shall have the meaning provided in
Section 4.17.

            "CHANGE OF CONTROL PAYMENT DATE" shall have the meaning provided in
Section 4.17.

            "COLLATERAL" shall mean the First Lien Collateral and Second Lien Collateral.

            "COLLATERAL AGREEMENTS" means, collectively, the Security Agreement, the Copyright Assignment, the Trademark Assignment, the Mortgage and any other document or instrument executed or delivered in connection with any of the foregoing, in each case, as the same may be in force from time to time.

            "COLLATERAL AGENT" shall have the meaning set forth in the Security Agreement.

            "COMMISSION" means the Securities and Exchange Commission.

            A "CONTINUING DIRECTOR" means, as of any date of determination, any member of the Board of Directors (not including, for purposes of this definition, any committee of the full Board of Directors) of Publishing or Parent who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or, in the case of Publishing's Board of Directors (so long as Publishing is a Wholly-Owned Subsidiary of Parent), with the approval of a majority of the Continuing Directors of Parent.

            "COPYRIGHT ASSIGNMENT" means the Copyright Security Interest Agreement, dated as of the Issue Date, by Publishing and the Guarantors in favor of the Collateral Agent, in the form of Exhibit [___],as amended and supplemented from time to time in accordance with its terms.

            "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

            "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "DEFICIENCY DATE" shall have the meaning provided in Section 4.04.

            "DEFICIENCY OFFER" shall have the meaning provided in Section 4.04.

            "DEFICIENCY REPURCHASE AMOUNT" shall have the meaning provided in
Section 4.04.

            "DEFICIENCY REPURCHASE DATE" shall have the meaning provided in
Section 4.04.

            "DISQUALIFIED CAPITAL STOCK" means, with respect to any Person, any Capital Stock of such Person or its Subsidiaries that, by its terms, by the terms of any agreement related thereto or by the terms of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased by such Person or its Subsidiaries, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due, in each instance on or prior to the Maturity Date.

            "EVENT OF DEFAULT" shall have the meaning provided in Section 6.01.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

            "FIRST LIEN COLLATERAL" shall mean all right, title and interest of Publishing, Parent or any of their respective Subsidiaries in First Lien Collateral (as defined in the Security Agreement).

            "FOREIGN EXCHANGE AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement designed to protect against fluctuations in currency values.

            "GAAP" means generally accepted accounting principles as in effect in the United States of America as of the date of this Indenture.

            "GUARANTEE" means the Guarantee set forth in Article 11 and any additional guarantee of Senior Notes.

            "GUARANTOR" means Parent, Golden Books Home Video, Inc., LRM Acquisition Corp., and Golden Books Publishing (Canada) Inc., Chunky Monkey Music, LLC, Magnolia Hill Music, LLC, McSpadden Music, LLC, McSpadden-Smith Publishing, LLC, McSpadden-Smith, Inc., McSpadden-Smith Music, LLC, SLE Productions, Inc., Summerdawn Music, LLC, Shari Lewis Enterprises, Inc. and any other Subsidiary of Parent that may be organized from time to time, and their successors.

            "HOLDER" or "SECURITYHOLDER" means the Person in whose name a Senior
Note is registered on the Registrar's books.

            "INDEBTEDNESS" means with respect to any Person, without duplication: (i) all liabilities, contingent or otherwise, of such Person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, notes, debentures, drafts accepted or similar instruments or letters of credit or representing the balance deferred and unpaid of the purchase price of any property (other than any such balance that represents an account payable or any other monetary obligation to a trade creditor created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services, which account is not overdue by more than 90 days, according to the original terms of sale), or (c) for the payment of money relating to a Capitalized Lease Obligation; (ii) reimbursement obligations of such Person with respect to letters of credit;
(iii) obligations of such Person with respect to Interest Swap Obligations and Foreign Exchange Agreements; (iv) all liabilities of others of the kind described in the preceding clause (i), (ii) or (iii) that such Person has guaranteed, that have been incurred by a partnership in which it is a general partner (to the extent such Person is liable, contingently or otherwise, therefor) or that is otherwise its legal liability (other than endorsements for collection in the ordinary course of business); and (v) all obligations of others secured by a Lien to which any of the properties or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such Person are subject, whether or not the obligations secured thereby shall have been assumed by such Person or shall otherwise be such Person's legal liability (provided that if the obligations so secured have not been assumed by such Person or are not otherwise such Person's legal liability, such obligations shall be deemed to be in an amount equal to the lesser of the fair market value of such properties or assets or the amount necessary to discharge such Lien, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution). The amount of Indebtedness of any Person at any date shall be the outstanding principal amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability at such date of such Person for any contingent obligations described above.

            "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

            "INDEPENDENT FINANCIAL ADVISOR" means Houlihan Lokey Howard and Zukin or any successor thereto; provided, however, that if Houlihan Lokey Howard and Zukin or any successor thereto shall not be reasonably available to perform the function called for by such definition, Independent Financial Advisor shall mean an investment banking, accounting or appraisal firm of national standing
(i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect ownership interest or material direct or indirect financial interest in the Parent or any of its Subsidiaries or Affiliates, provided that ownership of three percent (3%) or less of the issued and outstanding shares of capital stock of the Parent shall not constitute having a direct or indirect financial interest in the Parent or any of its Subsidiaries or Affiliates, and (ii) which, in the judgment of the disinterested members of the

Board of Directors of the Parent, is independent and qualified to perform the task for which it is to be engaged.

            "INTEREST PAYMENT DATE" means the stated maturity of an installment of interest on the Senior Notes.

            "INTEREST SWAP OBLIGATION" means any obligation of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount; provided that the term "Interest Swap Obligation" shall also include interest rate exchange, collar, cap, swap option or similar agreements providing interest rate protection.

            "INVESTMENT" by any Person means any investment or acquisition by such Person, in any transaction or series of related transactions, whether by a purchase of assets, share purchase, capital contribution, loan, advance (other than reasonable loans and advances to employees for moving and travel expenses, as salary advances, incurred, in each case, in the ordinary course of business consistent with past practice) or similar credit extension constituting Indebtedness of another Person, and any guarantee of Indebtedness of any other Person (other than a guarantee under the New Credit Facility or this Indenture).

            "ISSUE DATE" means the date of first issuance of the Senior Notes under this Indenture.

            "LENDER" means the lender under the New Credit Facility.

            "LIEN" means any mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell which is intended to constitute or create a security interest, mortgage, pledge or lien (other than bona fide options and agreements for the sale of assets), and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

            "MATURITY DATE" means                      , 2004.
                                  ---------------------
            "MINIMUM NET WORTH" means $
                                       ----------------.

            "MORTGAGE" means the Real Estate Mortgage, Assignment of Rents and Security Agreement, dated as of the Issue Date between Publishing and Trustee, creating Liens on and related to the Premises (as defined in the Mortgage), including the Mortgaged Property (as defined in the Mortgage) secured by and described in the Real Estate Mortgage, Assignment and Rents and Security Agreement, and any other similar document or instrument executed in connection therewith.

            "NET CASH PROCEEDS" means Net Proceeds in the form of cash or Cash Equivalents.

            "NET PROCEEDS" means with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents received by Publishing, Parent or any of their respective Subsidiaries from such Asset Sale.

            "NET PROCEEDS REDEMPTION" shall have the meaning provided in Section 4.18.

            "NET WORTH" as of any date means, with respect to any Person, the lesser of (i) the amount of the equity of the holders of Capital Stock of such Person that would appear on the balance sheet of such Person as of such date, determined in accordance with GAAP, adjusted to exclude (to the extent included in such equity) the amount of equity attributable to any Disqualified Capital Stock or (ii) the Adjusted Net Assets of such Person.

            "NEW CREDIT FACILITY" means the New Credit Facility, dated as of the Issue Date by and among Publishing, [certain of its Subsidiaries] and Lender, together with the notes, security agreements, guarantees and other documents related thereto, as the same may be amended, extended, renewed, restated, supplemented or otherwise modified from time to time, pursuant to which Lender may loan up to $45 million to [Publishing], [which amount may be increased to $60 million in accordance with Section 4.13(b)(ii) during such periods in which the New Credit Facility Increase Test is met], and any agreement governing Indebtedness incurred to refund or refinance the entirety of the borrowings and commitments then outstanding or permitted to be outstanding under such New Credit Facility or such agreement. Publishing shall promptly notify the Trustee of any such refunding or refinancing of the New Credit Facility.

            "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

            "OFFICER" means, with respect to any Person, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Controller, or the Secretary of such Person.

            "OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate signed by two Officers or by an officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 13.04 and 13.05.

            "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections 13.04 and 13.05. Unless otherwise required by the Trustee, the legal counsel may be an employee of or counsel to Parent or the Trustee.

            "PARENT" shall mean Golden Books Family Entertainment, Inc.

            "PARTNERSHIP INTEREST" means any general or limited partnership interest and any interest as a member of a limited liability company.

            "PAYING AGENT" means the office or agency maintained by Publishing where Senior Notes may be presented or surrendered for payment, except that, for the purposes of Articles Three and Eight of this Indenture relating to redemption of the Senior Notes and satisfaction and discharge of this Indenture, respectively, and Sections 4.04, 4.17 and 4.18 hereof, the Paying Agent shall not be Publishing or any Subsidiary.

            "PAYMENT RESTRICTION" means, with respect to a Subsidiary of any Person, any encumbrance, restriction or limitation, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of (i) such Subsidiary to (a) pay dividends or make other distributions on its Capital Stock or make payments on any obligation, liability or Indebtedness owed to such Person or any other Subsidiary of such Person, (b) make loans or advances to such Person or any other Subsidiary of such Person, or (c) transfer any of its properties or assets to such Person or any other Subsidiary of such Person, or
(ii) such Person or any other Subsidiary of such Person to receive or retain any such (a) dividends, distributions or payments, (b) loans or advances, or (c) transfer of properties or assets.

            "PERMITTED BUSINESS INVESTMENT" means any capital expenditure or Investment in each case directly related to the business of Parent or any of its Subsidiaries as it is conducted as of the Issue Date (as any such business may be extended or expanded in the ordinary course of business (including pursuant to prior Permitted Business Investments) following the Issue Date to similar or related businesses); provided, however, that any Investment in the capital stock of another Person shall only be a Permitted Business Investment hereunder if such Person is, or as a result of such Investment becomes, a Wholly-Owned Subsidiary and a Guarantor and provided further that the aggregate of all Permitted Business Investments in any Yearly Period shall not exceed $[5] million.

            "PERMITTED INVESTMENT" by any Person means (i) any Permitted Business Investment, (ii) cash and Cash Equivalents, (iii) Investments existing on the Issue Date, and (iv) Investments by Parent or any Wholly-Owned Subsidiary of Parent in Parent or Publishing (other than any such Investments which would constitute Stock Payments or Restricted Debt Prepayments).

            "PERMITTED LIENS" shall mean (i) Liens for taxes, assessments, and governmental charges to the extent not required to be paid under this Indenture;
(ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, and for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made; (iii) pledges or deposits in the ordinary course of business to secure lease obligations or nondelinquent obligations under workers' compensation, unemployment insurance or similar legislation; (iv) Liens to secure the performance of public statutory obligations that are not delinquent, appeal bonds, performance bonds or other obligations of a like nature (other than for borrowed money); (v) Liens arising under government contracts in the ordinary course of business that do not secure any Indebtedness; (vi) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of Parent or any Subsidiary of Parent incurred or arising in the ordinary course of business; (vii) rights of banks to set off deposits against debts owed to said banks; (viii) any interest or title of a lessor in the property subject to any lease, other than any such interest or title resulting from or arising out of a default by Parent or any Subsidiary of Parent of its obligations under such lease; (ix) any other Liens imposed by operation of law which do not materially affect Parent's or any of its Subsidiaries' ability to perform its obligations under this Indenture; (x) any Liens arising under this Indenture, (xi) with respect to First Lien Collateral, Liens arising under the New Credit Facility which are junior in all respects to all Liens arising under this Indenture, at least to the extent provided on Exhibit [___] hereto, and
(xii) with respect to Second Lien Collateral, Liens arising under the New Credit Facility.

            "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

            "PLAN OF LIQUIDATION" means, with respect to any Person, a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

            "PREFERRED STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether outstanding on the date hereof or issued after the date of this Indenture, and including, without limitation, all classes and series of preferred or preference stock of such Person.

            "PUBLISHING" means Golden Books Publishing Company, Inc. until a successor replaces it pursuant to this Indenture and thereafter means such successor.

            "QUALIFIED CAPITAL STOCK" means, with respect to any Person, any Capital Stock of such Person that is not Disqualified Capital Stock.

            "RECORD DATE" means the Record Dates specified in the Senior Notes; provided that if any such date is not a Business Day, the Record Date shall be the first day immediately preceding such specified day that is a Business Day.

            "REDEMPTION DATE," when used with respect to any Senior Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Senior Notes.

            "REDEMPTION PRICE," when used with respect to any Senior Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Senior Notes.

            "REGISTRAR" shall have the meaning provided in Section 2.03.

            "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of the Issue Date, between Publishing and certain Holders, in the form of Exhibit [___].

            "RESTRICTED DEBT PREPAYMENT" means any purchase, redemption, defeasance (including, but not limited to, in substance or legal defeasance) or other acquisition or retirement for value, directly or indirectly, by Parent or any of its Subsidiaries, prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Indebtedness of Parent or any of its Subsidiaries that is subordinate in right of payment to the Senior Notes.

            "RESTRICTED PAYMENT" means any (i) Stock Payment, (ii) Investment (other than a Permitted Investment) or (iii) Restricted Debt Prepayment.

            "SECOND LIEN COLLATERAL" shall have the meaning provided in the Security Agreement.

            "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "SECURITY AGREEMENT" means that certain Security Agreement, dated as of the date of this Indenture and substantially in the form attached as Exhibit B hereto, as such agreement may be amended, modified or supplemented from time to time.

            "SENIOR NOTES" means Publishing's 10% Senior Secured Notes due ____, 2004, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

            "STOCK PAYMENT" means, with respect to any Person, (i) the declaration or payment by such Person, directly or indirectly, either in cash or in property, of any dividend on (except, in the case of Parent, dividends payable solely in Qualified Capital Stock of Parent), or the making by such Person or any of its Subsidiaries of any other distribution in respect of, such Person's Capital Stock or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, or (ii) the redemption, repurchase, retirement or other acquisition for value by such Person or any of its Subsidiaries, directly or indirectly, of such Person's or any of its Subsidiaries' Capital Stock or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock other than, in the case of Parent, through the issuance in exchange therefor solely of Qualified Capital Stock of Parent; provided, however, that in the case of a Subsidiary of Parent, the term "Stock Payment" shall not include any such payment with respect to its Capital Stock or warrants, rights or options to purchase or acquire shares of any class of its Capital Stock if such payment is made to Parent or a Wholly-Owned Subsidiary of Parent that is a Guarantor as of the Issue Date.

            "SUBSIDIARY" means, with respect to any Person, (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person or (ii) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general partner of such partnership, or if such Person or its subsidiary is entitled to receive more than 50% of the assets of such partnership upon its dissolution, or (iii) any limited liability company or any other Person (other than a corporation or a partnership) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination, has (a) at least a majority ownership interest or (b) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

            "SURVIVING PERSON" shall have the meaning provided in Section 5.01.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture.

            "TRADEMARK ASSIGNMENT" means the Trademark Security Interest Agreement, dated as of the Issue Date, by Publishing in favor of the Collateral Agent, in the form of Exhibit [___], as amended and supplemented from time to time in accordance with its terms.

            "TRUST OFFICER" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

            "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

            "U.S. GOVERNMENT OBLIGATIONS" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

            "U.S. LEGAL TENDER" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

            "WHOLLY-OWNED SUBSIDIARY" means a subsidiary of a specified Person all of the shares of Capital Stock, or, if applicable, all of the Partnership Interests, of which (other than directors' qualifying shares) are at the time directly or indirectly owned by the specified Person or owned by a Wholly-Owned Subsidiary of the specified Person.

            "YEARLY PERIOD" means each fiscal year (consisting of not less than four fiscal quarters) of Parent and Publishing; provided that the first Yearly Period shall begin on the Issue Date and shall end on December 31, 1999.

SECTION 1.02.     Incorporation by Reference of TIA.

            Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Senior Notes.

            "obligor" on the indenture securities means Publishing, any Guarantor, or any other obligor on the Senior Notes or the Guarantee.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.     Rules of Construction.

            Unless the context otherwise requires:

            (1)   a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3)   "or" is not exclusive;

            (4) words in the singular include the plural, and words in the plural include the singular;

            (5)   provisions apply to successive events and transactions;

            (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

            (7)   "including" is not intended to be a limiting term.


                                  ARTICLE TWO

                               THE SENIOR NOTES

SECTION 2.01.     Form and Dating.

            The Senior Notes, the notations thereon relating to the Guarantee and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A. The Senior Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Publishing and the Trustee shall approve the form of the Senior Notes and any notation, legend or endorsement on them. Each Senior Note shall be dated the date of its authentication.

            The terms and provisions contained in the Senior Notes and the Guarantee shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, Publishing, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 2.02.     Execution and Authentication.

            Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Senior Notes for Publishing by manual or facsimile signature. Each Guarantor shall execute the Guarantee in the manner set forth in
Section 11.09.

            If an Officer whose signature is on a Senior Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Senior Note, the Senior Note shall be valid nevertheless.

            A Senior Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Senior Note. The signature shall be conclusive evidence that the Senior Note has been authenticated under this Indenture.

            The Trustee shall authenticate Senior Notes for original issue in the aggregate principal amount of up to $87,000,000 upon a written order of Publishing in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Senior Notes to be authenticated and the date on which the Senior Notes are to be authenticated. The aggregate principal amount of Senior Notes outstanding at any time may not exceed $87,000,000, except as provided in Section 2.07 and except as provided in Section 4.01 with respect to payment of interest by the issuance of additional Senior Notes. Upon the written order of Publishing in the form of an Officers' Certificate, the Trustee shall authenticate Senior Notes in substitution of Senior Notes originally issued to reflect any name change of Publishing.

            The Trustee may appoint an authenticating agent reasonably acceptable to Publishing to authenticate Senior Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Senior Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Publishing and Affiliates of Publishing.

            The Senior Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.     Registrar and Paying Agent.

            Publishing shall maintain an office or agency in New York, New York where (a) Senior Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Senior Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon Publishing in respect of the Senior Notes and this Indenture may be served. Publishing may also from time to time designate one or more other offices or agencies where the Senior Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve Publishing of its obligation to maintain an office or agency in New York, New York for such purposes. Publishing may act as its own Registrar or Paying Agent except that for the purposes of Articles Three and Eight and Sections 4.04, 4.17 and 4.18, neither Parent nor any of its Subsidiaries or Affiliates shall act as Paying Agent. The Registrar shall keep a register of the Senior Notes and of their transfer and exchange. Publishing, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional paying agent. Publishing initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

            Publishing shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. Publishing shall notify the Trustee, in advance, of the name and address of any such Agent. If Publishing fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

SECTION 2.04.     Paying Agent to Hold Assets in Trust.

            Publishing shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Senior Notes (whether such assets have been distributed to it by Publishing or any other obligor on the Senior Notes), and shall notify the Trustee of any Default by Publishing (or any other obligor on the Senior Notes) in making any such payment. If Parent or its Subsidiary or Affiliate acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund. Publishing at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by Publishing (or other obligor or guarantor on the Senior Notes) to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05.     Securityholder Lists.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, Publishing shall furnish to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.     Transfer and Exchange.

            When Senior Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Senior Notes or to exchange such Senior Notes for an equal principal amount of Senior Notes of other authorized denominations, the Registrar or coRegistrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Senior Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to Publishing and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, Publishing shall execute and the Trustee shall authenticate Senior Notes at the Registrar's or coRegistrar's request. No service charge shall be made for any registration of transfer or exchange, but Publishing may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.02, 2.07, 2.10, 3.03, 3.06, 4.04, 4.17, 4.18 or 9.05). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Senior Note (i) during a period beginning at the opening of business 15 days before the day of any selection of Senior Notes for redemption under Section 3.02 and ending at the close of business on such day of selection and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Senior Note being redeemed in part.

SECTION 2.07.     Replacement Senior Notes.

            If a mutilated Senior Note is surrendered to the Trustee or if the Holder of a Senior Note claims that the Senior Note has been lost, destroyed or wrongfully taken, Publishing shall issue and the Trustee shall authenticate a replacement Senior Note if the Trustee's requirements are met. If required by the Trustee or Publishing, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both Publishing and the Trustee, to protect Publishing, the Trustee or any Agent from any loss which any of them may suffer if a Senior Note is replaced. Publishing may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Senior Note, including reasonable fees and expenses of counsel.

            Every replacement Senior Note is an additional obligation of Publishing and is guaranteed by each Guarantor in the same manner as other Senior Notes duly issued hereunder.

SECTION 2.08.     Outstanding Senior Notes.

            Senior Notes outstanding at any time are all the Senior Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Senior Note does not cease to be outstanding because Publishing, the Guarantors or any of their respective Affiliates holds the Senior Note.

            If a Senior Note is replaced pursuant to Section 2.07 (other than a mutilated Senior Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Senior
Note is held by a bona fide purchaser. A mutilated Senior Note ceases to be outstanding upon surrender of such Senior Note and replacement thereof pursuant to Section 2.07.

            If on a Redemption Date or the Maturity Date the Paying Agent (other than Parent or its Subsidiary or Affiliate) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Senior Notes payable on that date, then on and after that date such Senior Notes (to the extent of the principal amount redeemed, in the case of a partial redemption) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.     Treasury Senior Notes.

            In determining whether the Holders of the required principal amount of Senior Notes have concurred in any direction, waiver or consent, Senior Notes owned by Publishing, the Guarantors or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Notes that the Trustee knows or has reason to know are so owned shall be disregarded.

            Publishing shall notify the Trustee, in writing (which notice shall constitute actual notice for purposes of the foregoing sentence), when it, the Guarantors or any of their respective Affiliates repurchases or otherwise acquires Senior Notes, of the aggregate principal amount of such Senior Notes so repurchased or otherwise acquired and such other information as the Trustee may reasonably request and the Trustee shall be entitled to rely thereon.

SECTION 2.10.     Temporary Senior Notes.

            Until definitive Senior Notes are ready for delivery, Publishing may prepare and the Trustee shall authenticate temporary Senior Notes. Temporary Senior Notes shall be substantially in the form of definitive Senior Notes but may have variations that Publishing considers appropriate for temporary Senior Notes. Without unreasonable delay, Publishing shall prepare and the Trustee shall authenticate definitive Senior Notes in exchange for temporary Senior Notes, without charge to the Holder. Until so exchanged, the temporary Senior Notes shall be entitled to the same benefits under this Indenture as definitive Senior Notes.

SECTION 2.11.     Cancellation.

            Publishing at any time may deliver Senior Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Senior Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than Parent or its Subsidiary or Affiliate), and no one else, shall cancel and, at the written direction of Publishing, shall dispose of all Senior Notes surrendered for transfer, exchange, payment or cancellation. Subject to
Section 2.07, Publishing may not issue new Senior Notes to replace Senior Notes that it has paid or delivered to the Trustee for cancellation. If Parent or any of its Subsidiaries shall acquire any of the Senior Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Senior Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.     Defaulted Interest.

            If Publishing defaults in a payment of interest on the Senior Notes, it shall, unless the Trustee fixes another record date pursuant to Section 6.10, pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by Publishing for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, Publishing shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.13.     CUSIP Number.

            Publishing in issuing the Senior Notes shall use a "CUSIP" number and the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Senior Notes, and that reliance may be placed only on the other identification numbers printed on the Senior Notes.


                                 ARTICLE THREE

                                  REDEMPTION

SECTION 3.01.     Notices to Trustee.

            If Publishing elects to redeem Senior Notes pursuant to Section 3.07 hereof, it shall notify the Trustee of the Redemption Date and the principal amount of Senior Notes to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders at least 30 days (unless shorter notice shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee) but not more than 60 days before the Redemption Date. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

            Publishing shall give each notice provided for in this Section 3.01, at its expense, at least 30 days before the applicable Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee), together with an Officers' Certificate and an Opinion of Counsel stating that such redemption shall comply with the conditions contained herein and in the Senior Notes.

SECTION 3.02.     Selection of Senior Notes to Be Redeemed.

            If fewer than all of the Senior Notes are to be redeemed, the Trustee shall select the Senior Notes to be redeemed by lot or by such other method as the Trustee shall determine to be fair and appropriate and in such manner as complies with applicable legal and other requirements, if any.

            The Trustee shall make the selection from the Senior Notes outstanding and not previously called for redemption and shall promptly notify Publishing in writing of the Senior Notes selected for redemption and, in the case of any Senior Note selected for partial redemption, the principal amount thereof to be redeemed. Senior Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Senior Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Senior Notes called for redemption also apply to portions of Senior Notes called for redemption.

SECTION 3.03.     Notice of Redemption.

            At least 30 days (unless shorter notice shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee) but not more than 60 days before a Redemption Date, Publishing shall mail a notice of redemption by first class mail to each Holder whose Senior Notes are to be redeemed at its registered address. At Publishing's request, the Trustee shall give the notice of redemption in Publishing's name and at Publishing's expense. Each notice for redemption shall identify the Senior Notes to be redeemed and shall state:

            (1)   the Redemption Date;

            (2)   the Redemption Price;

            (3)   the name and address of the Paying Agent;

            (4) that Senior Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and accrued interest, if any;

            (5) that, unless Publishing defaults in making the redemption payment, interest on Senior Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Senior Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Senior Notes redeemed;

            (6) if any Senior Note is being redeemed in part, the portion of the principal amount of such Senior Note to be redeemed and that, after the Redemption Date, and upon surrender of such Senior Note, a new Senior Note or

                  Senior Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;

            (7) if fewer than all the Senior Notes are to be redeemed, the identification of the particular Senior Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Senior Notes to be redeemed and the aggregate principal amount of Senior Notes to be outstanding after such partial redemption; and

            (8) the Paragraph of the Senior Notes pursuant to which the Senior Notes are to be redeemed.

SECTION 3.04.     Effect of Notice of Redemption.

            Once notice of redemption is mailed in accordance with Section 3.03, Senior Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Trustee or Paying Agent, such Senior Notes called for redemption shall be paid at the Redemption Price.

SECTION 3.05.     Deposit of Redemption Price.

            On or before the Redemption Date, Publishing shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price of all Senior Notes to be redeemed on that date (other than Senior Notes or portions thereof called for redemption on that date which have been delivered by Publishing to the Trustee for cancellation). The Paying Agent shall promptly return to Publishing any U.S. Legal Tender so deposited which is not required for that purpose upon the written request of Publishing, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

            If Publishing complies with the preceding paragraph, then, unless Publishing defaults in the payment of such Redemption Price and accrued interest, if any, interest on the Senior Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Senior Notes are presented for payment.

SECTION 3.06.     Senior Notes Redeemed in Part.

            Upon surrender of a Senior Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Senior Note or Senior Notes equal in principal amount to the unredeemed portion of the Senior Note surrendered.

SECTION 3.07.     Optional Redemption.

            The Senior Notes will be redeemable, at the option of Publishing, in whole at any time or in part from time to time, on and after the Issue Date, at the following Redemption Prices (expressed as percentages of the principal amount), if redeemed during the twelve-month period commencing on _________of the year set forth below, plus, in each case, accrued interest thereon to the Redemption Date:

            YEAR                                PERCENTAGE
            1999  ................................ 105.00%
            2000  ................................ 103.33%
            2001  ................................ 101.25%
            2002 and thereafter..................  100.00%

SECTION 3.08.     Mandatory Redemption.

            The Senior Notes shall be mandatorily redeemable by Publishing, in part in an amount equal to $8,333,333 principal amount of Senior Notes, on each of _____________, 2002, _____________, 2003, and ______________, 2003 (each, a
Redemption Date) at a Redemption Price equal to 100% of the principal amount plus accrued interest thereon to the applicable Redemption Date.

SECTION 3.09.     Mandatory Redemption Upon Asset Sale.

            The Senior Notes shall be mandatorily redeemable by Publishing, in whole or in part, upon any Asset Sale of Collateral (except, in the case of Second Lien Collateral, to the extent the proceeds of such Asset Sale are used to permanently repay the New Credit Facility in accordance with Section 4.18(a)(ii)(A)) at the Redemption Price specified in Section 3.07, in an amount equal to the Net Cash Proceeds of such Asset Sale.


                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.     Payment of Senior Notes.

            Publishing shall punctually pay the principal of and interest on the Senior Notes on the dates and in the manner provided in the Senior Notes. An installment of principal of or interest on the Senior Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than Parent or its Subsidiary or Affiliate) holds on that date U.S. Legal Tender (or other consideration permitted to be paid by the terms of such Senior Notes) designated for and sufficient to pay all principal, premium and interest then due.

            During the period in which Senior Notes are permitted by their terms to pay interest thereon at a rate of 13.5% per annum by the issuance of additional Senior Notes, Publishing shall notify the Trustee in writing of its election to pay interest on such Senior Notes through the issuance of additional Senior Notes and the aggregate amount of such additional Senior Notes to be issued not less than 10 nor more than 45 days prior to the Record Date for the Interest Payment Date on which additional Senior Notes will be issued. On each such interest payment date, the Trustee shall authenticate additional Senior Notes for original issuance to each Holder on the relevant Record Date in the aggregate principal amount required to pay such interest. Each such additional Senior Note is an additional obligation of Publishing and the Guarantors and shall be governed by, and entitled to the benefits of, this Indenture and shall be subject to the terms of this Indenture (including the guarantee provisions) and shall rank pari passu with and be subject to the same terms (including the rate of interest from time to time payable thereon) as the Senior Notes (except, as the case may be, with respect to the issuance date and aggregate principal amount).

            Publishing shall pay interest on overdue principal at the rate borne by the Senior Notes and it shall pay interest on overdue installments of interest at the same rate, to the extent lawful.

SECTION 4.02.     Maintenance of Office or Agency.

            Publishing shall maintain in New York, New York, the office or agency required under Section 2.03 hereof. Publishing shall give prior notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time Publishing shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

SECTION 4.03.     Limitation on Restricted Payments.

            Publishing shall not, and shall cause each of its Subsidiaries not to, and Parent shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, make any Restricted Payment.

SECTION 4.04.     Maintenance of Net Worth.

            (a) If Parent's Net Worth at the end of each of any two consecutive fiscal quarters (the last day of the second such fiscal quarter being referred to as the "Deficiency Date") is equal to or less than the Minimum Net Worth, then Publishing will be required to make an offer to all holders of Senior Notes (a "Deficiency Offer") to purchase, on a pro rata basis, on or before the last day of the next following fiscal quarter or, in the event that the Deficiency Date is the last day of Publishing's fiscal year, the 45th day after the last day of the next following fiscal quarter (the "Deficiency Repurchase Date"), $8.7 million aggregate principal amount of Senior

Notes or, if a lesser principal amount of Senior Notes is outstanding at the Deficiency Date, all of the Senior Notes then outstanding (the "Deficiency Repurchase Amount") at a purchase price equal to the percentage specified in
Section 3.07 of the principal amount thereof plus accrued interest to the Deficiency Repurchase Date. Publishing may credit against the principal amount of any Senior Notes to be acquired in any Deficiency Offer 100% of the principal amount of Senior Notes acquired by Publishing through purchase, optional redemption, exchange or otherwise (but not pursuant to a mandatory redemption) during the 180-day period ending on the Deficiency Date and surrendered for cancellation. Publishing, however, may not credit Senior Notes against the Deficiency Repurchase Amount if such Senior Notes were previously used as a credit against any other required payment pursuant to this Indenture. To the extent holders properly tender Senior Notes in an amount exceeding the Deficiency Repurchase Amount, Senior Notes of tendering holders will be repurchased on a pro rata basis (based on amounts tendered) in integral multiples of $1,000 principal amount. In no event shall the failure of Parent's Net Worth to equal or exceed the Minimum Net Worth at the end of any fiscal quarter be counted toward the making of more than one Deficiency Offer.

            Publishing shall notify the Trustee prior to the making of any Deficiency Offer whether Publishing elects to credit Senior Notes against its obligation to make a payment pursuant to a Deficiency Offer as provided above and set forth the amount of the credit and the basis provided above for such credit (including identification of any previously canceled Senior Notes not theretofore made the basis for the credit to a Deficiency Repurchase Amount or other required prepayment), and shall deliver such Senior Notes with such notice.

            Parent shall give the Trustee notice that its Net Worth is equal to or less than the Minimum Net Worth at the end of any fiscal quarter in which its Net Worth is equal to or less than such amount if such quarter is one of the first three quarters of any fiscal year of Parent, within 60 days after the end of such quarter and, if such quarter is the fourth quarter of any fiscal year of Parent, within 90 days after the end of such fiscal year. The Trustee shall notify the Holders that it has received such a notice from Parent within 10 days after it receives such notice. Failure to give such notices shall not affect the obligations of Parent or Publishing pursuant to this Section 4.04.

            (b) Notice of a Deficiency Offer shall be sent, by first class mail, by Publishing to all Holders, with a copy to the Trustee, not less than 30 days nor more than 45 days before the Deficiency Repurchase Date at their last registered address. The Deficiency Offer shall remain open from the time of mailing until five days (or such shorter period as may be required under applicable law) before the Deficiency Repurchase Date. The notice shall be accompanied by a copy of the information regarding Parent required to be contained in a Quarterly Report filed pursuant to the Exchange Act on Form 10-Q
(x) for Parent's first fiscal quarter if the Deficiency Date is the last day of Parent's second fiscal quarter, (y) for Parent's second fiscal quarter if the Deficiency Date is the last day of Parent's third fiscal quarter or (z) for Parent's third fiscal quarter if the Deficiency Date is the last day of Parent's last fiscal quarter. If the Deficiency Date is the last day of Parent's first fiscal quarter, a copy of the information required to be contained in an Annual Report to Shareholders pursuant to Rule 14a-3 under the Exchange Act for the fiscal year ending immediately prior to such Deficiency Date and in an Annual Report filed pursuant to the Exchange Act on Form 10-K for such fiscal year shall accompany the notice. If Parent is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the notice shall be accompanied by financial statements, including any notes thereto (and, in the case of a fiscal year end, an auditors' report of a firm of established national reputation reasonably satisfactory to the Trustee), comparable to that which Parent would have been required to include in such Quarterly Reports or Annual Report to Shareholders, as the case may be. The notice shall contain all instructions and materials necessary to enable such Holders to tender Senior Notes pursuant to the Deficiency Offer. The notice, which shall govern the terms of the Deficiency Offer, shall state:

                  (1)   that the Deficiency Offer is being made pursuant to this
Section 4.04;

                  (2) the Deficiency Repurchase Amount, the purchase price (including the amount of accrued interest) and the Deficiency Repurchase Date;

                  (3) whether Publishing has elected to credit against the Deficiency Repurchase Amount, and has delivered to the Trustee for cancellation, the Senior Notes that are to be made the basis for such credit and, if so, the amount of such Senior Notes;

                  (4) that any Senior Note not tendered or accepted for payment will continue to accrue interest;

                  (5) that any Senior Note accepted for payment pursuant to the Deficiency Offer becomes due and payable on the Deficiency Repurchase Date, and that, unless Publishing defaults in making payment therefor, such Senior Note shall cease to accrue interest after the Deficiency Repurchase Date;

                  (6) that Holders electing to have a Senior Note purchased pursuant to a Deficiency Offer will be required to surrender the Senior Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Note completed, to the Paying Agent at the address specified in the notice at least five days before the Deficiency Repurchase Date;

                  (7) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than two Business Days prior to the Deficiency Repurchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Senior Note purchased;

                  (8) that if Senior Notes in a principal amount in excess of the principal amount of Senior Notes to be acquired pursuant to this Section
4.04 are tendered and not
withdrawn pursuant to the Deficiency Offer, Publishing shall purchase Senior Notes on a pro rata basis (with such adjustments as may be deemed appropriate by Publishing so that only Senior Notes in denominations of $ 1,000 or integral multiples of $1,000 shall be acquired); and

                  (9) that Holders whose Senior Notes were purchased only in part will be issued new Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered.

            On or before a Deficiency Repurchase Date, Publishing shall (i) accept for payment Senior Notes or portions thereof tendered pursuant to the Deficiency Offer (on a pro rata basis if required pursuant to paragraph (8) above), (ii) deposit with the Paying Agent U.S. Legal Tender or Senior Notes acquired in the manner described in the first paragraph of this Section 4.04 sufficient to pay the purchase price of all Senior Notes or portions thereof so accepted or to be credited against the Deficiency Repurchase Amount and (iii) deliver to the Trustee Senior Notes so accepted together with an Officers' Certificate stating the Senior Notes or portions thereof accepted for payment by Publishing. The Paying Agent shall promptly mail or deliver to Holders of Senior Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Senior Note equal in principal amount to any unpurchased portion of the Senior Note surrendered. Any Senior Notes not so accepted shall be promptly mailed or delivered by Publishing to the Holder thereof. Publishing will publicly announce the results of the Deficiency Offer on the Business Day next following a Deficiency Repurchase Date. For purposes of this Section 4.04, the Trustee shall act as the Paying Agent.

SECTION 4.05.     Corporate Existence.

            Except as otherwise permitted by Article Five, Parent and Publishing shall and shall cause their Subsidiaries to do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate existence and the corporate, partnership or other existence of each of their respective Subsidiaries in accordance with the respective organizational documents of each such entity and the rights (charter and statutory), licenses and franchises of Parent, Publishing and each of their Subsidiaries; provided, however, that each of Parent and Publishing shall not be required to preserve, with respect to itself, any right, license or franchise, and with respect to any of its Subsidiaries, any such right, license or franchise, or the corporate, partnership or other existence of such Subsidiaries, if the Board of Directors of Parent and Publishing shall determine that the preservation thereof is no longer desirable in the conduct of the business of Parent, Publishing and their Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.06.     Payment of Taxes and Other Claims.

            Each of Parent and Publishing shall and shall cause their Subsidiaries to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon them or any of their Subsidiaries or properties of them or any of their Subsidiaries and
(ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of them or any of their Subsidiaries; provided, however, that Parent, Publishing and their Subsidiaries shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim if either (a) the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and an adequate reserve has been established therefor to the extent required by GAAP or
(b) the failure to make such payment or effect such discharge (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of Parent, Publishing and their Subsidiaries taken as a whole.

SECTION 4.07.     Maintenance of Properties and Insurance.

            (a) Parent and Publishing shall cause all properties used or useful to the conduct of its business or the business of any of their Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto, all as in their judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times unless the failure to so maintain such properties (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of Parent, Publishing and their Subsidiaries taken as a whole; provided, however, that nothing in this Section 4.07 shall prevent Parent, Publishing or any of their Subsidiaries from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal would not be disadvantageous in any material respect to the Holders and is either (i) in the ordinary course of business, or (ii) is otherwise permitted by this Indenture.

            (b) Parent and Publishing shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of Parent and Publishing are adequate and appropriate for the conduct of the business of Parent and Publishing and their Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be either (i) consistent with past practices of Parent, Publishing or the applicable Subsidiary or (ii) customary, in the reasonable, good faith opinion of Parent and Publishing, for corporations similarly situated in the industry.

SECTION 4.08.     Compliance Certificate; Notice of Default.

            (a) Each of Parent and Publishing shall deliver to the Trustee within 120 days after the end of Publishing's fiscal year an Officers' Certificate, complying with Section 314(a)(4) of the TIA, stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his knowledge each of Parent and Publishing and their Subsidiaries during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no event of default under the New Credit Facility, Default or Event of Default occurred during such year or, if such signers do know of such an event of default, Default or Event of Default, the certificate shall describe the event of default, Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should Publishing elect to change the manner in which it fixes its fiscal year end.

            (b) Publishing shall deliver to the Trustee within 120 days after the end of each fiscal year a written statement by Publishing's independent certified public accountants stating (A) that their audit examination has included a review of the terms of this Indenture and the Senior Notes as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default has come to their attention and if such a Default has come to their attention, specifying the nature and period of existence thereof.

            (c) Each of Parent and Publishing shall and shall cause each of their Subsidiaries to deliver to the Trustee, forthwith upon becoming aware, and in any event within 5 days after the occurrence, of (i) any Default or Event of Default in the performance of any covenant, agreement or condition contained in this Indenture; (ii) any event of default under the New Credit Facility or any event of default under any other bond, debenture, note or other evidence of Indebtedness of Parent, Publishing or any of their respective Subsidiaries, or under any mortgage, indenture or other instrument (as that term is used in Section 6.01(4)); and (iii) any decline in Net Worth such that the Net Worth is equal to or less than the Minimum Net Worth at the end of any fiscal quarter or any subsequent increase in Net Worth above such amount at the end of any fiscal quarter, an Officers' Certificate specifying with particularity such event.

SECTION 4.09.     Compliance with Laws.

            Each of Parent and Publishing shall comply, and shall cause each of their respective Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except such as are being contested in good faith and by appropriate proceedings and except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of Parent, Publishing and their Subsidiaries taken as a whole.

SECTION 4.10.     Commission Reports.

            Whether or not required by the rules and regulations of the Commission, so long as any Senior Notes are outstanding, Parent will furnish to the Holders of Senior Notes all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Parent was required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by Parent's certified independent accountants. In addition, whether or not required by the rules and regulation of the Commission, Publishing will file a copy of all such information with the Commission for public availability and make such information available to investors who request it in writing.

            Parent shall file with the Trustee, within 5 days after it files the same with the Commission, copies of the quarterly and annual reports and the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Parent and Publishing shall also comply with the other provisions of TIA
Section 314(a).

SECTION 4.11.     Waiver of Stay, Extension or Usury Laws.

            Each of Publishing and the Guarantors covenant (to the extent that each may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive any of Publishing or the Guarantors from paying all or any portion of the principal of or interest on the Senior Notes or the Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that each may lawfully do so) each of Publishing and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.12.     Limitation on Transactions with Affiliates.

            (a) Parent and Publishing shall not and shall not permit any of their respective Subsidiaries to (i) sell, lease, transfer, issue or otherwise dispose of any of its properties or assets or securities to, (ii) purchase any property, assets or securities from, (iii) make any Investment in, or (iv) enter into or suffer to exist any contract or agreement with or for the benefit of, an Affiliate of Parent, Publishing or any of their respective Subsidiaries (an "Affiliate Transaction"), other than Affiliate Transactions permitted under the following paragraph, unless the Board of Directors of Parent, pursuant to a Board Resolution, reasonably and in good faith determines that such Affiliate Transaction is fair to Parent, Publishing or such Subsidiary, as the case may be, and is on terms at least as favorable as might reasonably have been obtainable at such time from an unaffiliated party. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $2,000,000 shall be approved by a majority of the disinterested members of the Board of Directors of Parent, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. In addition, neither Publishing, Parent nor any of their Subsidiaries shall enter into an Affiliate Transaction or series of related Affiliate Transactions involving or having a value of more than $5 million to Publishing, Parent or any Subsidiary unless Publishing, Parent or such Subsidiary has received an opinion from an Independent Financial Advisor to the effect that the financial terms of such Affiliate Transaction are fair to Publishing, Parent or such Subsidiary or are at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

            (b) The provisions of the foregoing paragraph shall not apply to (i) reasonable and customary fees and compensation paid to, and indemnity (other than for fraud or intentional misrepresentation) provided on behalf of, officers, directors, employees or consultants of Publishing, Parent or any of their Subsidiaries, as determined in good faith by the Board of Directors of Publishing, Parent or any such Subsidiary or the senior management thereof, and
(ii) transactions exclusively between or among Parent and any of its Wholly-Owned Subsidiaries that are Guarantors as of the Issue Date or exclusively between or among such Wholly-Owned Subsidiaries that are Guarantors as of the Issue Date, provided such transactions are not otherwise prohibited by this Indenture.

SECTION 4.13.     Limitation on Incurrences of Additional Indebtedness.

            (a) Except as set forth in this Section 4.13, Parent and Publishing shall not, and shall not permit any of their respective Subsidiaries, after the original issuance of the Senior Notes, directly or indirectly, to incur, assume, guarantee, become liable, contingently or otherwise, with respect to, or otherwise become responsible for the payment of (collectively, "incur") any Indebtedness. For purposes of this Indenture, Indebtedness incurred by any Person that is not a Subsidiary of Parent or Publishing, which Indebtedness is outstanding at the time such Person becomes, or is merged into or consolidated with, such Subsidiary, Parent or Publishing, shall be deemed to have been incurred or issued, as the case may be, at the time such Person becomes, or is merged into or consolidated with, such Subsidiary, Parent or Publishing.

            (b) Notwithstanding Section 4.13(a), Publishing, Parent or any of their Subsidiaries may incur Indebtedness pursuant to the New Credit Facility in an aggregate principal amount at any time outstanding not to exceed (i) $45 million, or (ii) for each Fiscal Quarter immediately following a Fiscal Quarter in which the New Credit Facility Increase Test is met, $60 million, subject in each case to permanent reduction as provided in Section 4.18. [The New Credit Facility Increase Test shall be met when ________________ [test provisions to be added].]

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

            (c) Notwithstanding Section 4.13(a), Publishing, Parent and their Subsidiaries may incur Indebtedness evidenced by the Senior Notes.

            (d) Notwithstanding Section 4.13(a), Parent or Publishing may incur Indebtedness to any Guarantor, to the extent permitted by Section 4.12.

            (e)   [Additional Indebtedness to be discussed.]

SECTION 4.14.     Limitation on Payment Restrictions Affecting Subsidiaries.

            Publishing and Parent shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create or suffer to exist, or allow to become effective any consensual Payment Restriction with respect to any of its Subsidiaries, except for (i) any such restrictions contained in (a) the New Credit Facility and related documents as in effect on the Issue Date as any such payment restriction may apply to any present or future Subsidiary, (b) this Indenture, (c) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 4.13 and 4.15 hereof and that limits the right of the debtor to dispose of the assets securing such Indebtedness; (ii) customary provisions restricting subletting, transfer or assignment of any lease or agreement entered into by a Subsidiary of Parent or the assets (other than cash) subject thereto;
(iii) customary pre-closing restrictions with respect to a Subsidiary of Parent pursuant to an agreement that has been entered into for the sale or disposition of all or a portion of the Capital Stock or assets of such Subsidiary; and (iv) restrictions contained in Indebtedness incurred to refinance, refund, extend or renew Indebtedness referred to in clause (i) above or amendments to the Indebtedness referred to in clause (i) above; provided that the Payment Restrictions contained therein are not any more restrictive than those provided for in such Indebtedness being refinanced, refunded, extended or renewed.

SECTION 4.15.     Limitation on Liens.

            Publishing and Parent shall not and shall not permit any Subsidiary to create, incur, assume or suffer to exist any Liens upon any of their respective assets except for, to the extent permitted by the Security Agreement, Permitted Liens.

SECTION 4.16.     Restrictions on Sale and Ownership of Subsidiaries.

            Publishing and Parent will not permit any of its Subsidiaries to issue any Capital Stock or Partnership Interest (other than to Publishing or Parent or to a Wholly-Owned Subsidiary that is a Guarantor as of the Issue Date) or permit any Person (other than Publishing or Parent or a Wholly-Owned Subsidiary that is a Guarantor as of the Issue Date) to own any Capital Stock or Partnership Interest of any Subsidiary (other than in the case of a sale of 100% of the Capital Stock of a Subsidiary which is not otherwise prohibited by this Indenture).

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SECTION 4.17.     Limitation on Change of Control.

            Upon the occurrence of a Change of Control, Publishing will be required to make an offer (the "Change of Control Offer") to repurchase all or any part (equal to $1,000 principal amount or an integral multiple thereof) of a holder's Senior Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"). Within 20 days following any Change of Control, Publishing shall mail by first class mail a notice to each Holder with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer, stating:

            (1) that the Change of Control Offer is being made pursuant to this
            Section 4.17 and that all Senior Notes tendered will be accepted for payment;

            (2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "Change of Control Payment Date");

            (3) that any Senior Note not tendered will continue to accrue interest;

            (4) that, unless Publishing defaults in the payment of the Change of Control Payment, all Senior Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

            (5) that holders electing to have any Senior Notes purchased pursuant to a Change of Control Offer will be required to surrender the Senior Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

            (6) that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of Senior Notes delivered for purchase, and a statement that such holder is withdrawing his election to have such Senior Notes purchased; and

            (7) that holders whose Senior Notes are being purchased only in part will be issued new Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered, which unpurchased portion must be equal to $1,000 principal amount or an integral multiple thereof.

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

            On the Change of Control Payment Date, Publishing will (i) accept for payment Senior Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Senior Notes so accepted together with an Officers' Certificate stating the Senior Notes or portions thereof being tendered to Publishing. The Paying Agent shall promptly mail to each Holder of Senior Notes so accepted payment in an amount equal to the purchase price for such Senior Notes, and the Trustee shall promptly authenticate and mail to each holder a new Senior Note equal in principal amount to any unpurchased portion of the Senior Notes surrendered, if any; provided, that each new Senior Note shall be in a principal amount of $1,000 or an integral multiple thereof. Publishing will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section 4.17, the Trustee shall act as the Paying Agent.

SECTION 4.18.     Limitation on Asset Sales.

            (a) Parent will not, and will not permit any of its Subsidiaries to, consummate any Asset Sale unless (i) Parent or the applicable Subsidiary receives consideration at the time of such Asset Sale (the "Asset Sale Closing Date") at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Board of Directors of Parent or, with respect to assets having a fair market value in excess of $2 million, an Independent Financial Advisor) and at least 90% of the fair market value (as so determined) of the consideration so received by Parent or such Subsidiary is in the form of cash; provided, however, that the amount of (A) any liabilities of Parent or its Subsidiaries that are assumed by the transferee in any such transaction (as shown on Parent's or such Subsidiary's most recent balance sheet) and (B) any Cash Equivalents received by Parent or any Subsidiary from such transferee that are immediately converted by Parent or such Subsidiary into cash shall both be deemed to be cash, solely to the extent of the cash received in the case of (B), for purposes of this Section 4.18; and (ii) the Net Cash Proceeds received by Parent or such Subsidiary from such Asset Sale are applied,
(1) in the case of Collateral other than Second Lien Collateral, by delivery to the Trustee on the Asset Sale Closing Date of all Net Cash Proceeds to be held by the Trustee for the redemption of Senior Notes pursuant to a Net Proceeds Redemption as set forth below, and (2) in the case of Second Lien Collateral, at Parent's election, (A) by delivery to the Lender on the Asset Sale Closing Date of the Net Cash Proceeds to repay Indebtedness of Publishing under the New Credit Facility; provided, however, that any such repayment shall result in a permanent reduction of the Lender's commitment thereunder and a corresponding permanent reduction in the maximum amount of Indebtedness permitted under
Section 4.13(b)(i) or 4.13(b)(ii), or (B) by delivery to the Trustee on the Asset Sale Closing Date of the Net Cash Proceeds to be held by the Trustee for the redemption of Senior Notes pursuant to a Net Proceeds Redemption as set forth below; provided, however, that if at any time any non-cash consideration received by Parent or any Subsidiary in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, or if cash dividends or interest or other cash payments are received with respect thereto, then such cash shall constitute Net Cash Proceeds for purposes of

                                       33

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this covenant and shall be applied in accordance with clause (ii) above as if received in an Asset Sale occurring on the date any such cash is received. To the extent that any such Net Cash Proceeds are not actually applied in accordance with clauses (ii)(2)(A) above or after such application there remains a portion of the Net Cash Proceeds, Publishing shall redeem Senior Notes as described in Section 4.18(b) (a "Net Proceeds Redemption") at a price equal to the percentage specified in Section 3.07 of the aggregate principal amount thereof, plus accrued interest to the date of purchase, which shall in the aggregate equal the amount of Net Cash Proceeds required by this Section 4.18 to be made available to purchase Senior Notes in a Net Proceeds Redemption.

            (b) Notice of a Net Proceeds Redemption pursuant to this Section
4.18 shall be mailed, by first class mail, by Publishing not more than 30 days after the relevant Asset Sale Closing Date to all Holders at their last registered addresses, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Senior Notes pursuant to the Net Proceeds Redemption and shall state the terms required to be stated in a notice of redemption under Section 3.03.

            On or before the Asset Sale Closing Date, Publishing shall deposit with the Paying Agent U.S. Legal Tender equal to the Net Cash Proceeds of the Asset Sale. Following the Redemption Date, the Paying Agent shall promptly mail to the Holders of Senior Notes so accepted payment in an amount equal to the purchase price. Publishing will publicly announce the results of the Net Proceeds Redemption on or as soon as practicable after the Redemption Date. For purposes of this Section 4.18, the Trustee shall act as the Paying Agent.

            Notwithstanding the foregoing, the Trustee need not initiate a redemption under this Section 4.18 if the amount on deposit with the Trustee on any Asset Sale Closing Date is less than $1,000,000, but shall instead hold such lesser amount in trust in an interest bearing account until the earlier of the next Redemption Date under Sections 3.08 or 3.09 or the date upon which the Senior Notes become due and payable. Publishing, however, may not credit any such amounts held by the Trustee against any other provision of this Indenture.

SECTION 4.19.     Guarantees of Certain Indebtedness.

            Publishing and Parent will not permit any of its Subsidiaries (other than the Guarantors), directly or indirectly, to (i) incur, guarantee or secure through the granting of Liens the payment of any Indebtedness under the New Credit Facility or refinancings thereof, (ii) pledge any intercompany notes representing obligations of any of its Subsidiaries to secure the payment of any Indebtedness under the New Credit Facility or refinancings thereof or (iii) acquire property or assets from Publishing or any Guarantor, in each case unless such Subsidiary and the Trustee execute and deliver (A) a supplemental indenture evidencing such Subsidiary's Guarantee and (B) the Collateral Agreements. Neither Publishing nor any Guarantor shall be required to make a notation on the Senior Notes to reflect any such

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

subsequent Guarantee. Nothing in this Section 4.19 shall be construed to permit any Subsidiary of Publishing or Parent to incur Indebtedness otherwise prohibited by Section 4.13.

SECTION 4.20.     Limitation on License Agreements and Distribution Agreements.

            Publishing and Parent shall not, and shall not permit any of their respective Subsidiaries to, enter into any license agreement, distribution agreement, option agreement or similar agreement with respect to any Collateral other than license agreements and distribution agreements with respect to intellectual property assets ("License and Distribution Agreements") entered into prior to the Issue Date and License and Distribution Agreements entered into in the ordinary course of business on terms which the Board of Directors of Parent, pursuant to a Board Resolution, reasonably and in good faith determine are fair to Parent, Publishing or such Subsidiary, as the case may be, and do not adversely impact the Holders, the Collateral or the value of the Collateral. All License and Distribution Agreements (and each series of related License and Distribution Agreements which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $1,000,000 shall be approved by a majority of the disinterested members of the Board of Directors of Parent, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. In addition, neither Publishing, Parent nor any of their Subsidiaries shall enter into a License and Distribution Agreement or series of related License and Distribution Agreements involving or having a value of more than $3 million to Publishing, Parent or any Subsidiary unless Publishing, Parent or such Subsidiary has received an opinion from an Independent Financial Advisor to the effect that the financial terms of such License and Distribution Agreement are fair to Publishing, Parent or such Subsidiary.

SECTION 4.21.     Subsidiaries.

            Publishing and Parent shall not, and shall cause their respective Subsidiaries not to, own, acquire or permit to exist any Subsidiary which is not a Wholly-Owned Subsidiary and a Guarantor. Publishing and Parent shall not, and shall not permit any of their respective Subsidiaries to, cause or permit the formation, acquisition, or ownership of any Subsidiary (or any interest in any Person) not listed on Schedule 4.21 hereto.

SECTION 4.22.     After Acquired Collateral.

            Publishing and Parent shall, and shall cause their respective Subsidiaries to, notify the Trustee of any intellectual property assets related to the Collateral developed or otherwise acquired by Publishing, Parent or any of their respective Subsidiaries within 15 days of the acquisition of same, and shall deliver to the Trustee appropriate documentation to perfect in favor of the Trustee first priority Liens on such intellectual property in the United States and any material foreign jurisdiction, which shall include Canada and the United Kingdom. On the first business day of each February, May, August, and November, beginning in August 1999,

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

Publishing and Parent shall deliver to the Trustee an Opinion of Counsel to the effect that the Trustee has a perfected first priority (or second priority, as the case may be) security interest in all such intellectual property.


                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01.     Limitation on Merger, Etc.

            (a) Each of Parent, Publishing, the Guarantors and their Subsidiaries shall not in a single transaction or through a series of related transactions, (i) consolidate with or merge with or into any other Person, or transfer (by lease, assignment, sale or otherwise) all or substantially all of its properties and assets as an entirety or substantially as an entirety to another Person or group of affiliated Persons (including, without limitation, the transfer by Parent of Publishing) or (ii) adopt a Plan of Liquidation.

            (b) Notwithstanding Section 5.01(a), Parent may consolidate with or merge with or into any other Person provided that:

                  (A) Parent shall be the continuing Person, or the Person (if other than Parent) formed by such consolidation or into which Parent is merged or to which all or substantially all of the properties and assets of Parent as an entirety or substantially as an entirety are transferred (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (Parent or such other Person being hereinafter referred to as the "Surviving Person") shall be a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Parent under the Senior Notes and this Indenture;
                  (B) immediately after and giving effect to such transaction and the assumption contemplated by clause (A) above and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, (1) Parent shall have Net Worth equal to or greater than the Net Worth of Parent immediately preceding the transaction, (2) [financial test to be discussed], (3) immediately before and immediately after and giving effect to such transaction and the assumption of the obligations as set forth in clause (A) above and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing and (4) the priority and perfection of the Trustee's Liens under this Indenture and the Collateral Agreements are not in any way impaired (including by means of structural subordination), and all guarantees of the Guarantors remain in full force and effect;

                  (C) Parent shall have delivered to the Trustee an Officers'
            Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or adoption and such supplemental indenture comply with this Article Five, that the Surviving Person agrees to be bound hereby, and that all conditions precedent herein provided relating to such transaction have been satisfied;

                  (D) Parent shall have delivered to the Trustee a certificate from its independent certified public accountants stating that Parent has made the calculations required by clauses (B) (1) and (2) above in accordance with the terms of this Indenture; and

                  (E) none of Parent, Publishing, any Guarantor or any of their
            Subsidiaries or the Surviving Person would thereupon become obligated with respect to any Indebtedness (including acquired indebtedness) nor would any of its assets or properties become subject to a Lien, unless such Person could incur such Indebtedness (including acquired indebtedness) or create such Lien under this Indenture (after giving effect to such Person being bound by all the terms of this Indenture).

            (c) Notwithstanding Section 5.01 (a), a Wholly-Owned Subsidiary of Publishing may merge into Publishing or another Wholly-Owned Subsidiary of Publishing that is a Guarantor, and a Wholly-Owned Subsidiary of Parent may merge into Parent or, except in the case of Publishing, another Wholly-Owned Subsidiary of Parent that is a Guarantor.

            (d) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of a Person, shall be deemed to be the transfer of all or substantially all of the properties and assets of a Person.

SECTION 5.02.     Successor Corporation Substituted.

            Upon any consolidation or merger, or any transfer of assets (including pursuant to a Plan of Liquidation) in accordance with Section 5.01, the successor Person formed by such consolidation or into which Parent, Publishing or any Guarantor or Subsidiary is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, Parent, Publishing or Guarantor, as the case may be, under this Indenture (and shall execute a supplemental indenture to that effect in accordance with Section 11.11) with the same effect as if such successor Person had been named as Parent, Publishing or Guarantor, as

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

the case may be, herein; provided, however that Parent, Publishing and Guarantors shall not be released from the obligations and covenants under this Indenture and the Senior Notes.


                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.     Events of Default.

            An "Event of Default" occurs under this Indenture if:

                  (1) Publishing defaults in the payment of interest on any
            Senior Notes when the same becomes due and payable, and the Default continues for a period of 30 days;

                  (2) Publishing defaults in the payment of the principal of any
            Senior Note when the same becomes due and payable, at maturity, upon acceleration, redemption or otherwise (including the failure to purchase Senior Notes tendered pursuant to the requirements of Sections 4.04, 4.17 or 4.18);

                  (3) Publishing or any Guarantor fails to comply with any other agreement or covenant contained in the Senior Notes, this Indenture, any Collateral Agreements or the Registration Rights Agreement, and the Default continues for the period after the notice specified below;

                  (4) there shall be a default under any bond, debenture, or other evidence of Indebtedness of Publishing or any Guarantor, or under any mortgage, security agreement, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any such Indebtedness, whether such Indebtedness now exists or shall hereafter be created, if such default either (A) results from the failure to pay principal or interest on any Indebtedness or (B) relates to an obligation other than the obligation to pay principal or interest or any Indebtedness and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity;

                  (5) any Guarantee required to be in full force and effect by the terms of this Indenture ceases to be in full force and effect or is declared null and void or otherwise not enforceable against any Guarantor in accordance with its terms, or any of the Guarantors repudiates its obligations under its Guarantee or denies that it has any further liability under the Guarantee or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture); or any Guarantor repudiates its obligations under its Guarantee of the Senior Notes or if a final judicial determination is made that such;

                  (6) Publishing or any Guarantor pursuant to or within the
            meaning of any Bankruptcy Law:

                        (a) admits in writing its inability to pay its debts generally as they become due;

                        (b)   commences a voluntary case or proceeding;

                        (c) consents to the entry of a judgment, decree or order
                  for relief against it in an involuntary case or proceeding;

                        (d) consents to the appointment of a Custodian of it or for all or substantially all of its property;

                        (e) consents to or acquiesces in the institution of a
                  bankruptcy or an insolvency proceeding against it;

                        (f) makes a general assignment for the benefit of its creditors; or

                        (g) takes any corporate action to authorize or effect
                  any of the foregoing;

                  (7) a court of competent jurisdiction enters a judgment, decree or order under any Bankruptcy Law that is for relief against Publishing or any Guarantor, in an involuntary case or proceeding which shall (A) approve a petition seeking reorganization, arrangement, adjustment or composition in respect of Publishing or any Guarantor, (B) appoint a Custodian of Publishing or any Guarantor, or for substantially all of its property, or (C) order the winding-up or liquidation of its affairs, and in each case the judgment, order or decree remains unstayed and in effect for 60 days; or

                        (8) any warrant of attachment is issued against any
                  property of Publishing or any Guarantor having a value of at least $1 million, which warrant is not released, stayed or bonded against within 60 days after service of process with respect thereto, or final judgments not covered by insurance for the payment of money which in the aggregate at any one time exceeds $1 million shall be rendered against Publishing or any Guarantor by a court of competent jurisdiction and shall remain undischarged for 60 days after judgment becomes final and nonappealable;

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
                        (9) any final judgments or orders are rendered against
                  Parent, Publishing or any of their Guarantors or Subsidiaries which require the payment in money, either individually or in an aggregate amount, that is more than $5 million, which remain unstayed, undischarged or unbonded for a period of 60 days thereafter; or

                        (10) there shall be any failure to procure and maintain
                  property and liability insurance in accordance with the provisions of Section 4.07 continuing, in the case of failure to maintain such insurance, until the earlier of (x) 30 days after notice to Parent, Publishing or their Subsidiaries or the Trustee of the lapse or cancellation of such insurance, and (y) the date such lapse or cancellation is effective as to the Trustee; or

                        (11) except as provided in this Indenture, the Trustee
                  does not have at all times a first priority perfected security interest in the First Lien Collateral and a second priority perfected security interest in the Second Lien Collateral, subject only to Permitted Liens, or Publishing or any Guarantor asserts in writing that the security arrangements under the Indenture or any Collateral Agreement are not in full force and effect.

            A Default under clause (3) above (other than any Default under Sections 4.03, 4.04, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21,
4.22 and 5.01, which Defaults shall be Events of Default with the notice specified in this paragraph but without the passage of time specified in this paragraph) is not an Event of Default until the Trustee notifies Publishing, or the Holders of at least 25% in principal amount of the outstanding Senior Notes notify Publishing and the Trustee, of the Default, and Publishing does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if so requested by the Holders of at least 25% in principal amount of the Senior Notes then outstanding. When a Default is cured, it ceases.

SECTION 6.02.     Acceleration.

            If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to Publishing) occurs and is continuing, the Trustee may, by notice to Publishing, or the Holders of at least 25% in principal amount of the Senior Notes then outstanding may, by written notice to Publishing and the Trustee, and the Trustee shall, upon the request of such Holders, declare the aggregate principal amount of the Senior Notes outstanding, together with accrued interest thereon to the date of payment, to be due and payable and, upon any such declaration, the same shall become and be due and payable. If an Event of Default specified in Section 6.01(6) or (7) occurs with respect to Publishing, all unpaid principal and accrued interest on the Senior Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or

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

any Holder. Upon payment of such principal amount, interest, and premium, if any, all of Publishing's obligations under the Senior Notes and this Indenture, other than obligations under Section 7.07, shall terminate. The Holders of a majority in principal amount of the Senior Notes then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (i) all existing Events of Default, other than the non-payment of the principal of the Senior Notes which has become due solely by such declaration of acceleration, have been cured or waived, (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, and (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

SECTION 6.03.     Other Remedies.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Senior Notes or to enforce the performance of any provision of the Senior Notes or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Senior Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.     Waiver of Past Defaults.

            Subject to Sections 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Senior Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Senior Note as specified in clauses (1) and (2) of Section 6.01. When a Default or Event of Default is waived, it is cured and ceases.

SECTION 6.05.     Control by Majority.

            The Holders of a majority in principal amount of the outstanding Senior Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

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

SECTION 6.06.     Limitation on Suits.

            A Securityholder may not pursue any remedy with respect to this Indenture or the Senior Notes unless:

            (1) the Holder gives to the Trustee notice of a continuing Event of Default;

            (2) the Holder or Holders of at least 25% in principal amount of the outstanding Senior Notes make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

            (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

            (5) during such 60-day period the Holder or Holders of a majority in principal amount of the outstanding Senior Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

            A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 6.07.     Rights of Holders to Receive Payment.

            Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Senior Note, on or after the respective due dates expressed in such Senior Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.     Collection Suit by Trustee.

            If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against Publishing or any other obligor on the Senior Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Senior Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

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SECTION 6.09.     Trustee May File Proofs of Claim.

            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relating to Publishing or any other obligor upon the Senior Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10.     Priorities.

            If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

                  First:  to the Trustee for amounts due under Section 7.07;

                  Second: if the Holders are forced to proceed against
            Publishing or any Guarantor directly without the Trustee, to Holders for their collection costs;

                  Third: to Holders for amounts due and unpaid on the Senior
            Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Notes for principal and interest, respectively; and

                  Fourth:  to Publishing or relevant Guarantor.

The Trustee, upon prior notice to Publishing, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

SECTION 6.11.     Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its

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

discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Senior Notes.

SECTION 6.12.     Event of Default from Willful Action.

            In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Publishing with the intention of avoiding payment of the premium that Publishing would have had to pay if Publishing then had elected to redeem the Senior Notes pursuant to
Section 3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law.

SECTION 6.13.     Rights and Remedies Cumulative.

            Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Senior Notes in
Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.14.     Delay or Omission Not Waiver.

            No delay or omission of the Trustee or of any Holder to exercise any right or remedy arising upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                 ARTICLE SEVEN

                                    TRUSTEE

            The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

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

SECTION 7.01.     Duties of Trustee.

            (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

            (b) Except during the continuance of a Default or an Event of
Default:

                  (i) The Trustee need perform only those duties as are
            specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee.

                  (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) This paragraph does not limit the effect of paragraph (b)
            of this Section 7.01.

                  (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

            (f) Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

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

SECTION 7.02.     Rights of Trustee.

            Subject to Section 7.01:

            (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document;

            (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 13.04 and 13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

            (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it believes to be authorized or within its rights or powers;

            (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; and

            (g) Any permissive right or power available to the Trustee under this Indenture shall not be construed to be a mandatory duty or obligation.

SECTION 7.03.     Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Notes and may otherwise deal with Publishing or any Guarantor, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

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

SECTION 7.04.     Trustee's Disclaimer.

            The Trustee makes no representation as to the validity or adequacy of this Indenture or the Senior Notes, it shall not be accountable for Publishing's use of the proceeds from the Senior Notes, and it shall not be responsible for any statement in the Senior Notes other than the Trustee's certificate of authentication.

SECTION 7.05.     Notice of Default.

            If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Senior Note, including the failure to make payment of a Deficiency Repurchase Amount pursuant to a Deficiency Offer, the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer, and the failure to make payment upon a mandatory redemption, the Trustee may withhold the notice if and so long as its board of directors, the executive committee of its board of directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

SECTION 7.06.     Reports by Trustee to Holders.

            Within 60 days after each May 15 beginning with the May 15, 2000 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a).
The Trustee also shall comply with TIA Sections 313(b) and 313(c).

            A copy of each report at the time of its mailing to Securityholders shall be mailed to Publishing and filed with the SEC and each stock exchange, if any, on which the Senior Notes are listed. Publishing shall notify the Trustee if the Senior Notes become listed on any stock exchange.

SECTION 7.07.     Compensation and Indemnity.

            Publishing shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Publishing shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel. Publishing shall indemnify the Trustee for, and hold it harmless against, any loss or liability incurred by it except for such actions to the extent caused by any negligence or bad faith on its part, arising out of or in connection with the administration of this trust and its rights or duties

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

hereunder. The Trustee shall notify Publishing promptly of any claim asserted against the Trustee for which it may seek indemnity. Publishing shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and Publishing shall pay the reasonable fees and expenses of such counsel; provided that Publishing will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between Publishing and the Trustee in connection with such defense as reasonably determined by the Trustee. Publishing need not pay for any settlement made without its written consent. Publishing need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

            To secure Publishing's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Senior Notes on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of or interest on particular Senior Notes.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6), (7) or (8) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

            The obligations of Publishing under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

SECTION 7.08.     Replacement of Trustee.

            The Trustee may resign by so notifying Publishing. The Holders of a majority in principal amount of the outstanding Senior Notes may remove the Trustee by so notifying Publishing and the Trustee and may appoint a successor trustee with Publishing's consent.
Publishing may remove the Trustee if:

                  (1)   the Trustee fails to comply with Section 7.10;

                  (2)   the Trustee is adjudged a bankrupt or an insolvent;

                  (3) a receiver or other public officer takes charge of the
            Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, Publishing shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Senior Notes may appoint a successor Trustee to replace the successor Trustee appointed by Publishing.

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

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to Publishing. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, Publishing or the Holders of at least 10% in principal amount of the outstanding Senior Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding replacement of the Trustee pursuant to this Section 7.08, Publishing's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.     Successor Trustee by Merger, Etc.

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

SECTION 7.10.     Eligibility; Disqualification.

            This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $100 million (or be a member or subsidiary of a bank holding system with aggregate combined capital and surplus of at least $100 million) as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

SECTION 7.11.     Preferential Collection of Claims Against Publishing.

            The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE EIGHT

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.     Option to Effect Legal Defeasance or Covenant Defeasance.

            Publishing may, at the option of its and Parent's Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Senior Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02.     Legal Defeasance and Discharge.

            Upon Publishing's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, Publishing shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Senior Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that Publishing shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Senior Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (i) through (iv) below, and to have satisfied all its other obligations under such Senior Notes and this Indenture (and the Trustee, on demand of and at the expense of Publishing, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of holders of such outstanding Senior Notes to receive, solely from the trust fund described in Section 8.05, payments in respect of the principal of, premium, if any, and interest on such Senior Notes when such payments are due, (ii) Publishing's obligations with respect to the Senior Notes under Article Two and Section 4.02 hereof, (iii) the rights, powers, trust, duties and immunities of the Trustee, and Publishing's obligations in connection therewith and (iv) this Article Eight. Subject to compliance with this Article Eight, Publishing may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03.     Covenant Defeasance.

            Upon Publishing's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, Publishing shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.03, 4.04, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21, 4.22 and Article Five hereof with respect to the outstanding Senior Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Senior Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Senior Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Senior Notes, Publishing may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Senior Notes shall be unaffected thereby. In addition, upon Publishing's exercise under Section 8.01 hereof of the option applicable to this
Section 8.03, subject to the satisfaction of the conditions set forth in Section
8.04 hereof, Sections 6.01(4), 6.01(8), 6.01(9) and 6.01(10) shall not constitute Events of Default.

SECTION 8.04.     Conditions to Legal or Covenant Defeasance.

            The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Senior Notes:

            In order to exercise either Legal Defeasance or Covenant Defeasance:

                  (a) Publishing must irrevocably deposit with the Trustee or
            Paying Agent, in trust, for the benefit of the Holders, U.S. Legal Tender, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Senior Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, of such principal or installment of principal of, premium, if any, or interest on the Senior Notes;

                  (b) in the case of an election under Section 8.02 hereof,
            Publishing shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) Publishing has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

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

                  (c) in the case of an election under Section 8.03 hereof,
            Publishing shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Senior Notes pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.01(6) and 6.01(7) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit;

                  (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or a default under, the New Credit Facility or any other material agreement or instrument to which Publishing or any of its Subsidiaries is a party or by which Publishing or any of its Subsidiaries is bound;

                  (f) Publishing shall have delivered to the Trustee an opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                  (g) Publishing shall have delivered to the Trustee an
            Officers' Certificate stating that the deposit was not made by Publishing with the intent of preferring the Holders over any other creditors of Publishing or with the intent of defeating, hindering, delaying or defrauding any other creditors of Publishing; and

                  (h) Publishing shall have delivered to the Trustee an
            Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. Deposited U.S. Legal Tender and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

            Subject to Section 8.06 hereof, all U.S. Legal Tender and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04

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

hereof in respect of the outstanding Senior Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Trustee may determine, to the Holders of such Senior Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such U.S. Legal Tender and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

            Publishing shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Senior Notes.

            Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to Publishing from time to time upon Publishing's request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.     Repayment to Publishing.

            Any U.S. Legal Tender or U.S. Government Obligations deposited with the Trustee or any Paying Agent, in trust for the payment of the principal of, premium, if any, or interest on any Senior Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to Publishing on its request or shall be discharged from such trust; and the Holder of such Senior Note shall thereafter, as an unsecured general creditor, look only to Publishing for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of Publishing as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of Publishing cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to Publishing.

SECTION 8.07.     Reinstatement.

            If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then Publishing's obligations under this Indenture and the

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

Senior Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender and U.S. Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if Publishing makes any payment of principal of, premium, if any, or interest on any Senior Note following the reinstatement of its obligations, Publishing shall be subrogated to the rights of the Holders of such Senior Notes to receive such payment from the U.S. Legal Tender and U.S. Government Obligations held by the Trustee or Paying Agent.


                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVER

SECTION 9.01.     Without Consent of Holders.

            Publishing and the Guarantors, when authorized by Board Resolutions of Parent and Publishing, and the Trustee, together, may amend or supplement this Indenture or the Senior Notes without notice to or consent of any Holder:

                  (1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not adversely affect the legal rights of any Holder;

                  (2) to comply with Article Five and Section 11.06;

                  (3) to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes;

                  (4) to make any other change that would provide any additional rights or benefits to the Holders of the Senior Notes or that does not adversely affect the legal rights under this Indenture of any such Holder;

                  (5) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture and the Collateral Agreements under the TIA;

                  (6) to provide for additional Guarantors pursuant to Section
            4.19 or otherwise;

                  (7) to provide for the appointment of a successor Trustee, as provided in Section 7.08 hereof.

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

provided that Publishing has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this
Section 9.01.

            After an amendment or supplement under this Section becomes effective, Publishing shall mail to the Holders affected thereby a notice briefly describing the amendment or supplement. Any failure of Publishing to mail such notice, or a defect in such notice, shall not, however, in any way impair or affect the validity of any such amendment or supplement.

SECTION 9.02.     With Consent of Holders.

            Subject to Section 6.07, Publishing and each Guarantor, when authorized by Board Resolutions of Parent and Publishing, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Senior Notes may amend or supplement this Indenture or the Senior Notes, without notice to any other Securityholders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Senior Notes may waive compliance by Publishing with any provision of this Indenture or the Senior Notes without notice to any other Holder. Without the consent of each Holder affected, however, no amendment, supplement or waiver, including a waiver pursuant to
Section 6.04, may (with respect to any Senior Notes held by a non-consenting Holder of Senior Notes):

                  (1) reduce the principal amount of Senior Notes whose holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Senior Notes;

                  (2) reduce the principal of or change the fixed maturity of any Senior Note or alter the provisions with respect to the redemption of Senior Notes pursuant to Article Three of this Indenture or alter the provisions, including the purchase price payable, with respect to repurchases or redemptions of the Senior Notes pursuant to Section 4.04, 4.17 or 4.18 hereof,

                  (3) reduce the rate of or change the time for payment of
            interest, including default interest, on any Senior Note;

                  (4) waive a Default or Event of Default in the payment of
            principal of or premium, if any, or interest on the Senior Notes or that resulted from a failure to comply with Section 4.04, 4.17 or
            4.18 hereof (except a rescission of acceleration of the Senior Notes by the holders of at least a majority in aggregate principal amount of the Senior Notes and a waiver of the payment default that resulted from such acceleration);

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

                  (5) make the principal of, or the interest on, any Senior Note payable in any manner other than that stated in this Indenture and the Senior Notes on the Issue Date;

                  (6) make any change in the provisions of this Indenture
            relating to waivers of past Defaults or the rights of Holders of Senior Notes to receive payments of principal of or interest on the Senior Notes;

                  (7) waive a redemption payment with respect to any Senior
            Note;

                  (8) alter the ranking of the Senior Notes relative to other
            Indebtedness of Publishing or the Guarantors;

                  (9) make any change in the foregoing amendment and waiver
            provisions;

                  (10) impair the right of any Holder to receive payment of
            principal of and interest on such Holder's Senior Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Senior Notes;

                  (11) release any Collateral from the Lien of the Collateral
            Agreements except in accordance with terms thereof, or the terms of this Indenture, or amend the terms thereof or the terms of the Indenture relating to such release; or

                  (12) release any Guarantor from its Guarantee, except as
            provided herein.

            It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section becomes effective, Publishing shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of Publishing to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03.     Compliance with TIA.

            Every amendment, waiver or supplement of this Indenture or the Senior Notes shall comply with the TIA.

SECTION 9.04.     Revocation and Effect of Consents.

            Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Senior Note or portion of a Senior Note that evidences the same debt as the consenting Holder's Senior Note, even if notation of the consent is not made on any Senior Note. However, any such Holder or subsequent Holder may revoke the consent as to his Senior Note or portion of his Senior Note by notice to the Trustee or Publishing received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Senior Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

            Publishing may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

            After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses
(1) through (12) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Senior Note who has consented to it and every subsequent Holder of a Senior Note or portion of a Senior Note that evidences the same debt as the consenting Holder's Senior Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Senior Note, on or after the respective due dates expressed in such Senior Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05.     Notation on or Exchange of Senior Notes.

            If an amendment, supplement or waiver changes the terms of a Senior Note, the Trustee may require the Holder of the Senior Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Senior Note about the changed terms and return it to the Holder. Alternatively, if Publishing or the Trustee so determines, Publishing in exchange for the Senior Note shall issue and the Trustee shall authenticate a new Senior Note that reflects the changed terms. Any such notation or exchange shall be made at the sole cost and expense of Publishing.

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

SECTION 9.06.     Trustee to Sign Amendments, Etc.

            The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture.


                                   ARTICLE TEN

                           MEETINGS OF SECURITYHOLDERS

SECTION 10.01.    Purposes for Which Meetings May Be Called.

            A meeting of Securityholders may be called at any time and from time to time pursuant to the provisions of this Article Ten for any of the following purposes:

                  (a) to give any notice to Publishing or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article Six;

                  (b) to remove the Trustee or appoint a successor Trustee
            pursuant to the provisions of Article Seven;

                  (c) to consent to an amendment, supplement or waiver pursuant to the provisions of Section 9.02; or

                  (d) to take any other action (i) authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Senior Notes under any other provision of this Indenture, or authorized or permitted by law or (ii) which the Trustee deems necessary or appropriate in connection with the administration of this Indenture.

SECTION 10.02.    Manner of Calling Meetings.

            The Trustee may at any time call a meeting of Securityholders to take any action specified in Section 10.01, to be held at such time and at such place in The City of New York, New York or elsewhere as the Trustee shall determine. Notice of every meeting of

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

Securityholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee, first-class postage prepaid, to Publishing and to the Holders at their last addresses as they shall appear on the registration books of the Registrar not less than 10 nor more than 60 days prior to the date fixed for a meeting.

            Any meeting of Securityholders shall be valid without notice if the Holders of all Senior Notes then outstanding are present in Person or by proxy, or if notice is waived before or after the meeting by the Holders of all Senior Notes outstanding, and if Publishing, the Guarantors and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

SECTION 10.03.    Call of Meetings by Publishing or Holders.

            In case at any time Publishing, pursuant to a Board Resolution or the Holders of not less than 10% in aggregate principal amount of the Senior Notes then outstanding shall have requested the Trustee to call a meeting of Securityholders to take any action specified in Section 10.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then Publishing or the Holders of Senior Notes in the amount above specified may determine the time and place in The City of New York, New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in Section 10.02.

SECTION 10.04.    Who May Attend and Vote at Meetings.

            To be entitled to vote at any meeting of Securityholders, a Person shall (a) be a registered Holder of one or more Senior Notes, or (b) be a Person appointed by an instrument in writing as proxy for the registered Holder or Holders of Senior Notes. The only Persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of Publishing, the Guarantors and their respective counsel.

SECTION 10.05. Regulations May Be Made by Trustee; Conduct of the Meeting; Voting Rights; Adjournment.

            Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of Securityholders, in regard to proof of the holding of Senior Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Senior Notes entitled to

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

vote at such meeting, in which case those and only those Persons who are Holders of Senior Notes at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting whether or not they shall be such Holders at the time of the meeting.

            The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by Publishing or by Securityholders as provided in Section 10.03, in which case Publishing or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Senior Notes represented at the meeting and entitled to vote.

            At any meeting each Securityholder or proxy shall be entitled to one vote for each $ 1,000 principal amount of Senior Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Senior Notes challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman may adjourn any such meeting if he is unable to determine whether any Holder or proxy shall be entitled to vote at such meeting. The chairman of the meeting shall have no right to vote other than by virtue of Senior Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Securityholders. Any meeting of Securityholders duly called pursuant to the provisions of Section 10.02 or Section 10.03 may be adjourned from time to time by vote of the Holders of a majority in aggregate principal amount of the Senior Notes represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

SECTION 10.06.    Voting at the Meeting and Record to Be Kept.

            The vote upon any resolution submitted to any meeting of Securityholders shall be by written ballots on which shall be subscribed the signatures of the Holders of Senior Notes or of their representatives by proxy and the principal amount of the Senior Notes voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who cast proxies at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of the Securityholders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section
10.02 or published as provided in Section 10.03. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to Publishing and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

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

            Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 10.07. Exercise of Rights of Trustee or Securityholders May Not Be Hindered or Delayed by Call of Meeting.

            Nothing contained in this Article Ten shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders under any of the provisions of this Indenture or of the Senior Notes.


                                 ARTICLE ELEVEN

                            GUARANTEE OF SENIOR NOTES

SECTION 11.01.    Unconditional Guarantee.

            (a) Each Guarantor hereby unconditionally, jointly and severally, guarantees as a primary obligor and not as a surety (such guarantee to be referred to herein as the "Guarantee") to each Holder of a Senior Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Senior Notes and the obligations of Publishing hereunder or thereunder, that: (i) the principal of and interest on the Senior Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest to the extent lawful, of the Senior Notes and all other obligations of Publishing to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Senior Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, to the limitations set forth in Section 11.05. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Senior Notes with respect to any provisions hereof or thereof, the recovery of any judgment against Publishing, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of Publishing, any right to require a proceeding first against Publishing, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Senior Notes, this Indenture and in this

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

Guarantee. If any Securityholder or the Trustee is required by any court or otherwise to return to Publishing or any Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to Publishing or any Guarantor, any amount paid by Publishing or any Guarantor to the Trustee or such Securityholder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

            (b) Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Securityholder or the Trustee to any Senior Notes held for payment of the Guarantees.

            (c) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Securityholder in enforcing any rights under this Article 11.

            (d) Each Guarantor also agrees that the Guarantees will be secured as provided in Article 12.

            (e) Each Guarantor agrees to become a party to the Collateral Agreements whereby the Guarantees will be secured in the manner set forth in such Collateral Agreements.

SECTION 11.02.    Seniority of Guarantee.

            The obligations of each Guarantor to the Holders of Senior Notes and to the Trustee pursuant to the Guarantee and this Indenture are expressly senior secured obligations of such Guarantor.

SECTION 11.03.    Severability.

            In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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

SECTION 11.04.    Release of a Guarantor.

            If no Default or Event of Default exists or would exist under this Indenture or any Collateral Agreement upon the sale or disposition (or the sale or disposition of substantially all of the assets) of a Guarantor other than Parent to an entity which is not a Subsidiary of Parent, which is otherwise in compliance with the terms of this Indenture, including, without limitation,
Section 4.18, and the Collateral Agreements, such Guarantor shall be deemed released from all its obligations under this Article Eleven and its Guarantee without any further action required on the part of the Trustee or any Holder. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by Publishing accompanied by an Opinion of Counsel and an Officers' Certificate certifying as to the compliance with this Section 11.04. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Senior Notes and other obligations as provided in this Article Eleven.

SECTION 11.05.    Limitation of Guarantor's Liability.

            Each Guarantor (other than Parent, which shall be liable hereunder to the full extent of the Guarantee) and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 11.07, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

SECTION 11.06.    Guarantors May Consolidate, etc., on Certain Terms.

            (a) Nothing contained in this Indenture or in any of the Senior Notes shall prevent any consolidation or merger of a Guarantor with or into Publishing or another Person that is a Guarantor as of the Issue Date or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to Publishing or another Person that is a Guarantor as of the Issue Date.

            (b) Except as set forth in Articles Four and Five hereof, nothing contained in this Indenture or in any of the Senior Notes shall prevent any consolidation or merger of a Guarantor with or into a corporation or corporations other than Publishing or another Person that is a Guarantor as of the Issue Date (whether or not affiliated with such Guarantor), or successive consolidations or mergers in which a Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or

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

substantially as an entirety, to a corporation other than Publishing or another Person that is a Guarantor as of the Issue Date (whether or not affiliated with such Guarantor); provided, however, that, subject to Sections 11.04 and 11.06(a), (i) such transaction does not violate any covenants set forth in Articles Four and Five hereof, (ii) immediately after such transaction, and giving effect thereto, no Default or Event of Default shall have occurred as a result of such transaction and be continuing, and (iii) each Guarantor hereby covenants and agrees that, upon any such consolidation, merger, sale or conveyance, the Guarantee set forth in this Article Eleven, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, shall be expressly assumed (in the event that the Guarantor is not the surviving corporation in the merger), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the corporation formed by such consolidation, or into which the Guarantor shall have merged, or by the corporation that shall have acquired such property. In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture executed and delivered to the Trustee and satisfactory in form to the Trustee of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.

SECTION 11.07.    Contribution.

            In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging Publishing's obligations with respect to the Senior Notes or any other Guarantor's obligations with respect to the Guarantee.

SECTION 11.08.    Waiver of Subrogation.

            Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against Publishing that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under the Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Senior Notes against Publishing, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from Publishing, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Senior Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Senior Notes, and shall forthwith be paid to

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

the Trustee for the benefit of such Holders to be credited and applied upon the Senior Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.08 is knowingly made in contemplation of such benefits.

SECTION 11.09.    Execution of Guarantee.

            To evidence their guarantee to the Securityholder specified in
Section 11.01, the Guarantors hereby agree to execute the Guarantee in substantially the form of Exhibit A recited to be endorsed on each Senior Note ordered to be authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Senior Note a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Guarantor by two Officers, or an Officer and an Assistant Secretary or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such Guarantee prior to the authentication of the Senior Note on which it is endorsed, and the delivery of such Senior Note on which it is endorsed, and the delivery of such Senior Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor. Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Senior Note on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by Publishing, such Senior Note nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Guarantee had not ceased to be such officer of the Guarantor.

SECTION 11.10.    Guarantee Unconditional, Etc.

            Upon failure of payment when due of any obligations covered by the Guarantee for whatever reason, each Guarantor will be obligated to pay the same immediately. Each Guarantor hereby agrees that its obligations hereunder shall be continuing, absolute and unconditional, irrespective of: the recovery of any judgment against Publishing or any Guarantor; any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of Publishing under this Indenture or any Senior Note, by operation of law or otherwise; any modification or amendment of or supplement to this Indenture or any Senior Note; any change in the corporate existence, structure or ownership of Publishing or any Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Publishing or any Guarantor or any of their assets or any resulting release or discharge of any obligation of Publishing or any Guarantor contained in this Indenture or any Senior Note; the existence of any claim, set-off or other rights which any Guarantor may have at any time against Publishing, any Guarantor, the Trustee, any Securityholder or any other Person, whether in connection herewith or any unrelated transactions, provided, that nothing herein shall prevent the

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

assertion of any such claim by separate suit or compulsory counterclaim; any invalidity or unenforceability relating to or against Publishing for any reason of this Indenture or any Senior Note, or any provision of applicable law or regulation purporting to prohibit the payment by Publishing of the principal, premium, if any, or interest or any Senior Note or any other Guarantee; or any other act or omission to act or delay of any kind by Publishing or any Guarantor, the Trustee, any Securityholder or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantors' obligations hereunder. Each Guarantor's obligations hereunder shall remain in full force and effect until this Indenture shall have terminated and the principal of and interest on the Senior Notes and all other Guarantees shall have been paid in full. If at any time any payment of the principal of or interest on any Senior Notes or any other payment in respect of any Guarantees is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Publishing or otherwise, each Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time, and this Article 11, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against Publishing with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by Publishing in respect thereof.

SECTION 11.11.    Additional Guarantors.

            Any Person that was not a Guarantor on the date of this Indenture may become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Person to the provisions of this Indenture as a Guarantor and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion). The Guarantee of each Person described in this Section 11.11 shall apply to all Senior Notes theretofore or thereafter executed and delivered, notwithstanding any failure of such Senior Notes to contain a notation of such Guarantee thereon.

SECTION 11.12.    Waiver of Stay, Extension or Usury Laws.

            Each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee but will suffer and permit the execution of every such power as though no such law had been enacted.

                                 ARTICLE TWELVE

                             COLLATERAL AND SECURITY

SECTION 12.01.    Collateral Agreements.

            The due and punctual payment of the principal of and interest on the Senior Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Senior Notes and performance of all other obligations of Publishing and the Guarantors to the Holders of Senior Notes or the Trustee under this Indenture and the Senior Notes and the Guarantee, according to the terms hereunder or thereunder, shall be secured as provided in the Collateral Agreement which Publishing and the Trustee have entered into simultaneously with the execution of this Indenture. Each Holder of Senior Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Agreements as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent to enter into the Collateral Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. Publishing shall deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Collateral Agreement, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Agreements, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral, by the Collateral Agreements or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Senior Notes secured hereby, according to the intent and purposes herein expressed. Publishing and Parent shall take, or shall cause its Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Collateral Agreements to create and maintain, as security for the Obligations of Publishing hereunder, a valid and enforceable perfected first priority Lien in and on all the First Lien Collateral, in favor of the Collateral Agent for the benefit of the Holders of Senior Notes, superior to and prior to the rights of all third Persons and subject to no other Liens other than, to the extent permitted by the Security Agreement, Permitted Liens and a valid and enforceable perfected second priority Lien in and on all the Second Lien Collateral, in favor of the Collateral Agent for the benefit of the Holders of Senior Notes, subject to no other Liens than the Permitted Liens.

SECTION 12.02.    Recording and Opinions.

            (a) Publishing shall furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering, filing and perfection of this Indenture, financing statements, copyright registrations, trademark registrations or other instruments necessary to make effective the Liens intended to be created by the Collateral Agreements, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Liens effective.

            (b) Publishing shall furnish to the Collateral Agent and the Trustee on [September 30] in each year beginning with 1999, an Opinion of Counsel, dated as of such date, either (i) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, perfecting, re-recording, re-registering and refiling of all supplemental indentures, financing statements, copyright registrations, trademark registrations, continuation statements or other instruments of further assurance as is necessary to maintain the Liens of the Collateral Agreements, and (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements, copyright registrations, trademark registrations and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Senior Notes and the Collateral Agent and the Trustee hereunder and under the Collateral Agreements with respect to the security interests in the Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

            (c) The Guarantors shall otherwise comply with the provisions of TIA
Section 314(b).

SECTION 12.03.    Release of Collateral.

            (a) Subject to Section 4.18 and subsections (b) and (c) of this
Section 12.03, Collateral may be released from the Lien and security interest created by the Security Agreements on the terms set forth in such Security Agreement.

            (b) At any time when a Default or Event of Default shall have occurred and be continuing and the maturity of the Senior Notes shall have been accelerated (whether by declaration or otherwise) and the Trustee shall have delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of the Collateral Agreement shall be effective as against the Holders of Senior Notes.

            (c) The release of any Collateral from the terms of this Indenture and the Collateral Agreements shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of such Collateral Agreement. To the extent applicable, Publishing shall cause TIA Section 314(d) relating to the release of property or securities from the Liens and security interest of the Collateral Agreements and relating to the substitution therefor of any property or securities to be subjected to the Liens and security interest of the Collateral Agreement to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of Publishing except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

SECTION 12.04.    Certificates of Publishing.

            Publishing shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to the Collateral Agreements, (i) all documents required by TIA Section 314(d) and (ii) an Opinion of Counsel, which may be rendered by internal counsel to Publishing, to the effect that such accompanying documents constitute all documents required by TIA
Section 314(d). The Trustee may, to the extent permitted by Sections 7.01 and
7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

SECTION 12.05.    Certificates of the Trustee.

            In the event that Publishing wishes to release Collateral in accordance with the Collateral Agreements and has delivered the certificates and documents required by such Collateral Agreements and Sections 12.03 and 12.04 hereof, the Trustee shall determine whether it has received all documentation required by TIA Section 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 12.04(ii), shall deliver a certificate to the Collateral Agent setting forth such determination.

SECTION 12.06. Authorization of Actions to be Taken by the Trustee Under the Collateral Agreement.

            Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Senior Notes, direct, on behalf of the Holders of Senior Notes, the Collateral Agent to take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Collateral Agreements and (b) collect and receive any and all amounts payable in respect of the Obligations of Publishing hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Agreements or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Senior Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Senior Notes or of the Trustee).

SECTION 12.07. Authorization of Receipt of Funds by the Trustee Under the Collateral Agreement.

            The Trustee is authorized to receive any funds for the benefit of the Holders of Senior Notes distributed under the Collateral Agreements, and to make further distributions of such funds to the Holders of Senior Notes according to the provisions of this Indenture.

SECTION 12.08.    Termination of Security Interest.

            Upon the payment in full of all Obligations of Publishing under this Indenture and the Senior Notes, or upon Legal Defeasance in accordance with
Section 8.02, the Trustee shall, at the request of Publishing, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Collateral Agreements.


                                ARTICLE THIRTEEN

                                  MISCELLANEOUS

SECTION 13.01.    TIA Controls.

            If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of Section 318(c) of the TIA, the imposed duties shall control.

SECTION 13.02.    Notices.

            Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or telex), and shall be deemed to have been duly given or made when delivered by hand, or five days after being deposited in the United States mail, postage prepaid, or, in the case of telex notice, when sent, answer-back received, or in the case of telecopy notice, when sent, or in the case of a nationally recognized overnight courier service, one business day after deposit with such nationally recognized overnight courier service, to the address set forth below or to such other address as may be designated by any party in a written notice to the other party hereto:

            IF TO PUBLISHING OR GUARANTORS:

                  Golden Books Publishing Company, Inc.
                  888 Seventh Avenue
                  New York, New York 10106-4100
                  Attention:  Philip Galanes, General Counsel
                  Telephone:  (212) 547-4466
                  Facsimile:  (212) 547-6771

            WITH A COPY TO:

                  Proskauer Rose LLP
                  1585 Broadway
                  New York, New York 10036
                  Attention:  Alan Hyman, Esq.
                  Telephone:  (212) 969-3000
                  Facsimile:  (212) 969-2900

            IF TO TRUSTEE:

                  [Marine Midland Bank
                  Corporate Trust Services
                  140 Broadway, 12th Floor
                  New York, New York 10005-1180
                  Attention:  Corporate Trust Department
                  Telephone:  (212) 658-6433
                  Facsimile:  (212) 658-6425]


            WITH A COPY TO:

                  [Pryor Cashman Sherman & Flynn LLP
                  410 Park Avenue
                  New York, New York 10022
                  Attention:  Eric M. Hellige, Esq.
                  Telephone:  (212) 421-4100
                  Facsimile:  (212) 326-0806]

SECTION 13.03.    Communications by Holders with Other Holders.

            Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Senior Notes. Publishing, the Guarantors, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

SECTION 13.04.    Certificate and Opinion as to Conditions Precedent.

            Upon any request or application by Publishing to the Trustee to take any action under this Indenture, Publishing shall furnish to the Trustee:

                  (1) an Officer's Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.05.    Statements Required in Certificate or Opinion.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.08, shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the
            examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 13.06.    Rules by Trustee, Paying Agent, Registrar.

            The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 13.07.    Legal Holidays.

            A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York, Los Angeles, California or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 13.08.    Governing Law.

            THIS INDENTURE AND THE SENIOR NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture.

SECTION 13.09.    No Adverse Interpretation of Other Agreements.

            This Indenture may not be used to interpret another indenture, loan or debt agreement of any of Publishing, Parent or any of their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10.    No Recourse Against Others.

            A director, officer, employee, stockholder or incorporator, as such, of Publishing, or any Guarantor shall not have any liability for any obligations of Publishing or any Guarantor under the Senior Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Securityholder by accepting a Senior Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Senior Notes.

SECTION 13.11.    Successors.

            All agreements of Publishing and each Guarantor in this Indenture and the Senior Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 13.12.    Duplicate Originals.

            All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 13.13.    Severability.

            In case any one or more of the provisions in this Indenture or in the Senior Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 13.14.    Table of Contents, Headings, Etc.

            The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                                  SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have cause this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.

Dated:                 , 1999
       ----------------

                                    GOLDEN BOOKS PUBLISHING COMPANY,
                                    INC.

                                    By:
                                        --------------------------------------
                                          Name:
                                          Title:

Attest:
       ----------------------------


                                    HSBC BANK USA,
                                    as Trustee

                                    By:
                                        --------------------------------------
                                          Name:
                                          Title:

Attest:
       ----------------------------


                                    GOLDEN BOOKS FAMILY ENTERTAINMENT,
                                    INC.

                                    By:
                                        --------------------------------------
                                          Name:
                                          Title:

Attest:
       ----------------------------

                                    GOLDEN BOOKS HOME VIDEO, INC.

                                    By:
                                        --------------------------------------
                                          Name:
                                          Title:

Attest:
        ----------------------------


                                    GOLDEN BOOKS PUBLISHING (CANADA)
                                    INC.

                                    By:
                                        --------------------------------------
                                          Name:
                                          Title:

Attest:
        ----------------------------


                                    SHARI LEWIS ENTERPRISES, INC.

                                    By:
                                        --------------------------------------
                                          Name:
                                          Title:

Attest:
        ----------------------------


                                    SLE PRODUCTIONS

                                    By:
                                        --------------------------------------
                                          Name:
                                          Title:

Attest:
        ----------------------------

                                    MCSPADDEN-SMITH, INC.

                                    By:
                                        --------------------------------------
                                          Name:
                                          Title:

Attest:
        ----------------------------


                                    MCSPADDEN-SMITH MUSIC, LLC

                                    By:
                                        --------------------------------------
                                          Name:
                                          Title:

Attest:
        ----------------------------


                                    MCSPADDEN MUSIC, LLC

                                    By:
                                        --------------------------------------
                                          Name:
                                          Title:

Attest:
        ----------------------------


                                    LRM ACQUISITION CORP.

                                    By:
                                        --------------------------------------
                                          Name:
                                          Title:

Attest:
        ----------------------------


                                    MAGNOLIA HILL MUSIC, LLC

                                    By:
                                        --------------------------------------
                                          Name:
                                          Title:

Attest:
        ----------------------------

                                    SUMMERDAWN MUSIC, LLC

                                    By:
                                        ---------------------------------------
                                          Name:
                                          Title:

Attest:
        ----------------------------



                                    CHUNKY MONKEY MUSIC, LLC

                                    By:
                                        --------------------------------------
                                          Name:
                                          Title:

Attest:
       ----------------------------



                                    MCSPADDEN-SMITH PUBLISHING, INC.

                                    By:
                                        --------------------------------------
                                          Name:
                                          Title:

Attest:
        ----------------------------

                                                                       Exhibit A

                             [FORM OF SENIOR NOTE]

                     GOLDEN BOOKS PUBLISHING COMPANY, INC.

                       10% Senior Secured Note Due 2004

No.                                                                  $

GOLDEN BOOKS PUBLISHING COMPANY, INC., a Delaware corporation ("Publishing," which term includes any successor corporation), for value received promises to pay to ____________________ or registered assigns, the principal sum of ______________ Dollars, on ___________, 2004 and to pay interest thereon in cash semiannually in arrears at the rate of 10% per annum on ______ and _________ of each year until the principal hereof is paid or made available for payment; provided, however, that, at the option of Publishing, semiannual interest payments due on or prior to __________, 2002 may be paid in the form of additional securities at a rate of 13.5% per annum, and otherwise identical in form to this Senior Note, in lieu of cash. Payment of principal, premium, if any, and interest shall be made in the manner and subject to the terms set forth in provisions appearing on the reverse hereof, which provisions, in their entirety, shall for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, Publishing has caused this Senior Note to be signed manually or by facsimile by its duly authorized officers.

Dated:
      ---------------------

Attest:                             GOLDEN BOOKS PUBLISHING COMPANY,
                                    INC.



                                    By:
-----------------------------           --------------------------
Name:                                     Name:
Title:                                    Title:

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

This is one of the Senior Notes described in the within-mentioned Indenture.

                                    HSBC BANK USA

                                    By:
                                        -------------------------------------
                                          Authorized Signatory

                      GOLDEN BOOKS PUBLISHING COMPANY, INC.

                        10% Senior Secured Note Due 2004

1.    Interest.

            GOLDEN BOOKS PUBLISHING COMPANY, INC., a Delaware corporation ("Publishing"), promises to pay interest on the principal amount of this Senior Note at the rate per annum shown above, provided, however, that at the option of Publishing, interest payments due on or prior to ___________, 2002 may be paid in the form of additional securities at a rate of 13.5% per annum, and otherwise identical in form to this security, in lieu of cash. Publishing will pay interest, whether in cash or in-kind, semi-annually on __________________ and ________________ of each year (the "Interest Payment Date"), commencing
_________________, 1999. Interest on the Senior Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the Senior Notes. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            Publishing shall pay interest on overdue principal and interest on overdue installments of interest, to the extent lawful, at a rate equal to the rate of interest otherwise payable on the Senior Notes.

2.    Method of Payment.


            Publishing shall pay interest on the Senior Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Senior Notes are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Senior Notes to a Paying Agent to collect principal payments. Publishing shall pay principal and interest, except as otherwise provided by the terms of this Note, in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, Publishing may pay principal and interest by wire transfer of Federal funds, or interest by its check payable in such U.S. Legal Tender. Publishing may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address. Publishing shall notify the Trustee in writing of its election to pay interest on this Senior Note through the issuance of additional Notes and the aggregate amount of additional Notes to be issued not less than 10 nor more than 45 days prior to the Record Date for the Interest Payment Date on which additional Notes will be issued. On each such Interest Payment Date, the Trustee shall authenticate additional Notes for original issuance to each Holder on the relevant Record Date in the aggregate principal amount required to pay such interest. Additional Notes are an additional obligation of Publishing and shall be governed by, and entitled to the benefits of the Indenture (as such term is defined below) and shall be subject to the terms of the Indenture (including the guarantee provisions) and shall rank pari passu with and be subject to the same terms (including the rate of interest from time to time payable thereon) as this Senior Note (except, as the case may be, with respect to the issuance date and aggregate principal amount).

3.    Paying Agent and Registrar.

            Initially, [Marine Midland Bank] (the "Trustee") will act as Paying Agent and Registrar. Publishing may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. Publishing, Parent or any of their respective Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.    Indenture and Guarantees.


            Publishing issued the Senior Notes under an Indenture, dated as of ___________, 1999 (the "Indenture"), among Publishing, the Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Senior Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Senior Notes are subject to all such terms, and Holders of Senior Notes are referred to the Indenture and the TIA for a statement of them. The Senior Notes are senior secured obligations of Publishing limited in aggregate principal amount to $87,000,000 (except as otherwise provided in Section 2 of this Senior Note relating to Payment of Additional Senior Notes). Payment on each Senior Note is guaranteed on a senior secured basis, jointly and severally, by the Guarantors pursuant to Article Eleven of the Indenture. The Senior Notes are secured by a first priority lien on First Lien Collateral (as defined in the Security Agreement referred to in the Indenture), and a second priority lien on Second Lien Collateral (as defined in the Security Agreement referred to in the Indenture).

5.    Optional Redemption.

            The Senior Notes may be redeemed in whole, at any time, or from time to time in part, at the option of Publishing, at a redemption price equal to the applicable percentage of the principal amount thereof set forth below, together with accrued interest to the Redemption Date, if redeemed during the 12-month period commencing on _________________ in the years set forth below:



             Year                                Percentage
             ----                                ----------
1999..........................                  105.00%
2000..........................                  103.33%
2001..........................                  101.25%
2002 and thereafter...........                  100.00%

6.    Notice of Redemption.

            Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Senior Notes to be redeemed at such Holder's registered address. Senior Notes in denominations larger than $1,000 may be redeemed in part.

            Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Senior Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless Publishing defaults in the payment of such Redemption Price, the Senior Notes called for redemption will cease to bear interest and the only right of the Holders of such Senior Notes will be to receive payment of the Redemption Price.

7. Redemption or Repurchase at Option of Holders.

            (a) Deficiency Offer. If at the end of each of any two consecutive fiscal quarters Parent's Net Worth is equal to or less than $_________ million (the "Minimum Net Worth"), then Publishing will make a Deficiency Offer to purchase, on a pro rata basis on the Deficiency Repurchase Date, $8.7 million aggregate principal amount of Senior Notes, or if a lesser amount of Senior Notes is outstanding at the Deficiency Date, all of the Senior Notes then outstanding (the "Deficiency Repurchase Amount") at a purchase price equal to the Redemption Price specified in paragraph 5 hereof of the principal amount thereof plus accrued interest to the Deficiency Repurchase Date. Publishing may credit against the principal amount of Senior Notes to be acquired in any Deficiency Offer 100% of the principal amount of Senior Notes acquired by Publishing's through purchase, optional redemption, exchange or otherwise during the 180-day period ending on the Deficiency Date and surrendered for cancellation. Publishing, however, may not credit Senior Notes against the Deficiency Repurchase Amount if such Senior Notes were previously used as a credit against any other required payment pursuant to the Indenture. To the extent Holders properly tender Senior Notes in an amount exceeding the Deficiency Repurchase Amount, Senior Notes of tendering Holders will be repurchased on a pro rata basis (based on amounts tendered) in integral multiples of $1,000 principal amount. In no event shall the failure of Publishing's Net Worth to equal or exceed the Minimum Net Worth at the end of any fiscal quarter be counted toward the making of more than one Deficiency Offer.

            (b) Change of Control Offer. Upon the occurrence of a Change of Control, Publishing will be required to make an offer (the "Change of Control Offer") to repurchase all or any part (equal to $1,000 principal amount or an integral multiple thereof) of a Holder's Senior Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

8.    Mandatory Redemption.

            (a) Amortization Payment. The Senior Notes shall be mandatorily redeemable by Publishing in part in an amount equal to $8,333,333 principal amount of Senior Notes, on each of ___________, 2002, ___________, 2003, and
____________, 2003 (each, a Redemption Date) at a Redemption Price equal to 100% of the principal amount plus accrued interest thereon to the applicable Redemption Date.

            (b) Asset Sale. Publishing is required to apply the Net Proceeds from Asset Sales of Collateral (other than Second Lien Collateral) to the mandatory redemption of Senior Notes (and in the case of Second Lien Collateral, either to permanently repay the New Credit Facility or to the mandatory redemption of Senior Notes), at the Redemption Price specified in Paragraph 5 hereof.

9.    Denominations; Transfer; Exchange.

            The Senior Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Senior Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Senior Notes or portions thereof selected for redemption.

10.   Persons Deemed Owners.

            The registered Holder of a Senior Note shall be treated as the owner of it for all purposes.

11.   Unclaimed Money.

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agents will pay the money back to Publishing at its request. After that, all liability of the Trustee and such Paying Agents with respect to such money shall cease.

12. Discharge Prior to Redemption or Maturity.

            If Publishing at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Senior Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, Publishing will be discharged from certain provisions of the Indenture and the Senior Notes (including the financial covenants, but excluding its obligation to pay the principal of and interest on the Senior Notes).

13.   Amendment; Supplement; Waiver.

            Subject to certain exceptions, the Indenture or the Senior Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Senior Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Senior Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes, provide for additional Guarantors pursuant to Section 4.19 of the Indenture or otherwise, comply with Article Five or Section 11.06 of the Indenture, or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, provide for the appointment of a successor Trustee pursuant to Section
7.08 or make any other change that does not adversely affect the legal rights of any Holder of a Senior Note.

14.   Restrictive Covenants.

            The Indenture imposes certain limitations on the ability of Parent and its Subsidiaries to, among other things, pay dividends to stockholders of Parent or make certain other restricted payments, incur additional Indebtedness or Liens, enter into transactions with Affiliates, make payments in respect of its Capital Stock and merge or consolidate with any other Person and sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. The limitations are subject to a number of important qualifications and exceptions. Publishing must annually report to the Trustee regarding compliance with such limitations.

15.   Successors.

            When a successor assumes all the obligations of its predecessor under the Senior Notes and the Indenture, the predecessor will not be released from those obligations.

16.   Defaults and Remedies.

            If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Senior Notes then outstanding may declare all the Senior Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Senior Notes may not enforce the Indenture or the Senior Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Senior Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Senior Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Senior Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest, including a payment of the Deficiency Repurchase Amount pursuant to a Deficiency Offer, a payment on the Change of Control Payment Date pursuant to a Change of Control Offer, and a payment upon a mandatory redemption) if it determines that withholding notice is in their interest.

17.   Trustee Dealings with Publishing.

            The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Senior Notes and may otherwise deal with Publishing, the Guarantors, or their respective Affiliates as if it were not the Trustee.

18.   No Recourse Against Others.

            No stockholder, director, officer, employee or incorporator, as such, of Publishing or any Guarantor shall have any liability for any obligations of Publishing or any Guarantor under the Senior Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Senior Note by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Notes.

19.   Authentication.

            This Senior Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Senior Note.

20.   Abbreviations and Defined Terms.

            Customary abbreviations may be used in the name of a Holder of a Senior Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

21. CUSIP Numbers.

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, Publishing will cause CUSIP numbers to be printed on the Senior Notes as a convenience to the Holders of the Senior Notes. No representation is made as to the accuracy of such numbers as printed on the Senior Notes and reliance may be placed only on the other identification numbers printed hereon.

            Publishing will furnish to any Holder of a Senior Note upon written request and without charge a copy of the Indenture. Requests may be made to:
Golden Books Publishing Company, Inc., 888 Seventh Avenue, New York, NY 10106.

                [FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

                            SENIOR SECURED GUARANTEE

            The Guarantors (as defined in the Indenture (the "Indenture") referred to in the Senior Note upon which this notation is endorsed and each hereinafter referred to as a "Guarantor," which term includes any successor Person under the Indenture) have, jointly and severally, unconditionally guaranteed on a senior secured basis, (such guarantee by each Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Senior Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Senior Notes, to the extent lawful, and the due and punctual performance of all other obligations of Publishing to the Holders or the Trustee all in accordance with the terms set forth in Article Eleven of the Indenture and (ii) in case of any extension of time of payment or renewal of any Senior Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

            The obligations of each Guarantor to the Holders of Senior Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth, and are senior secured obligations of each such Guarantor to the extent and in the manner provided, in Article Eleven of the Indenture, and may be released under certain circumstances. Reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

            No stockholder, officer, director or incorporator, as such, past, present or future, of any Guarantor shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

            The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Senior Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                  [Remainder of Page Intentionally Left Blank]

                                   GUARANTORS:

Golden Books Family Entertainment, Inc.
Golden Books Home Video, Inc.
Golden Books Publishing, (Canada) Inc.
Shari Lewis Enterprises, Inc.
SLE Productions, Inc.
McSpadden-Smith, Inc.
McSpadden-Smith, Music, LLC
McSpadden Music, LLC
LRM Acquisition Corp.
Summerdawn Music, LLC
Chunky Monkey Music, LLC
McSpadden-Smith Publishing, LLC
Magnolia Hill Music, LLC

                              By:
                                   -----------------------------------------
                                    Name:
                                    (for each of the above-listed Guarantors)


                              By:
                                   -----------------------------------------
                                    Name:
                                    (for each of the above-listed Guarantors)

                              [FORM OF ASSIGNMENT]

To assign this Senior Note, fill in the form below: I or we assign and transfer this Senior Note to


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

             (Print or type name, address and zip code of assignee)

Please insert Social Security or other identifying number of assignee


--------------------------------------------------------------------------------

and irrevocably appoint ____________ agent to transfer this Senior Note on the books of Publishing. The agent may substitute another to act for him.

Dated:
        -------------------------------
Signed:
        -------------------------------



--------------------------------------------------------------------------------
                    (Sign exactly as your name appears on the
                           front of this Senior Note)


Signature Guarantee:

      Signature must be guaranteed by an eligible guarantor institution within the meaning of Securities and Exchange Commission Rule 17Ad-15 (including banks, stock brokers, savings and loan associations, national securities exchanges, registered securities associations, clearing agencies and credit unions) with membership or participation in an approved signature guarantee medallion program if this Senior Note is delivered other than to and in the name of the registered holder.

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Senior Note purchased by Publishing pursuant to Section 4.04 or Section 4.17 of the Indenture, check the appropriate box: Section 4.04 [ ] Section 4.17 [ ].

            If you want to elect to have only part of this Senior Note purchased by Publishing pursuant to Section 4.04 or Section 4.17 of the Indenture, state the amount:


Date:                         Signature:
     --------------------                 --------------------------------------
                                          (Sign exactly as your name appears
                                          on the front of this Senior Note)

Signature Guarantee:

      Signature must be guaranteed by an eligible guarantor institution within the meaning of Securities and Exchange Commission Rule 17Ad-15 (including banks, stock brokers, savings and loan associations, national securities exchanges, registered securities associations, clearing agencies and credit unions) with membership or participation in an approved signature guarantee medallion program if this Senior Note is delivered other than to and in the name of the registered holder.